EXHIBIT 2.1
IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re	Chapter 11

MAGNA ENTERTAINMENT CORP., et al.,	Case No. 09-10720 (MFW)

Debtors.	Jointly Administered

SECOND MODIFIED THIRD AMENDED JOINT PLAN OF AFFILIATED
DEBTORS, THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS,
MI DEVELOPMENTS INC., AND MI DEVELOPMENTS US FINANCING INC.
PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

Dated:  April 28, 2010

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York  10153
(212) 310-8000

– and –

RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700

Attorneys for Debtors and
Debtors in Possession

SIDLEY AUSTIN LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5300

– and –

YOUNG CONAWAY STARGATT & TAYLOR LLP
The Brandywine Building
1000 East Street, 17th Floor
Wilmington, Delaware 19801
(302) 571-6600

Attorneys for MI Developments Inc. and MI Developments US Financing Inc.

KRAMER LEVIN NAFTALIS &
FRANKEL LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100

– and –

PACHULSKI STANG ZIEHL & JONES LLP
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, Delaware 19899-8705
(302) 652-4100

Attorneys for the Official Committee of Unsecured Creditors

Page

Article I	DEFINITIONS	1
1.1	Administrative Claim Bar Date	1
1.2	Administrative Expense Claim	1
1.3	Affiliate	2
1.4	Alameda Adversary	2
1.5	Allowed Administrative Expense Claim	2
1.6	Allowed BMO Claim	2
1.7	Allowed Bridge Loan Claim	2
1.8	Allowed Claim	2
1.9	Allowed 8.55% Note Claim	3
1.10	Allowed General Liability Insured Litigation Claim	3
1.11	Allowed Gulfstream Park Claim	3
1.12	Allowed MJC Claim	3
1.13	Allowed Non-MJC General Unsecured Claim	3
1.14	Allowed PNC Claim	3
1.15	Allowed PNC Guarantee Claim	3
1.16	Allowed Priority Claim	3
1.17	Allowed Priority Non-Tax Claim	4
1.18	Allowed Priority Tax Claim	4
1.19	Allowed Old RP Claim	4
1.20	Allowed Secured Claim	4
1.21	Allowed 7.25% Note Claim	4
1.22	Allowed 2008 Loan Claim	4
1.23	Allowed Wells Fargo Claim	4
1.24	Allowed Wells Fargo Guarantee Claim	4
1.25	AmTote	4
1.26	AmTote Option	4
1.27	AmTote Stock	4
1.28	Assets	4
1.29	Ballot	4

i

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1.30	Ballot Date	5
1.31	Bankruptcy Code	5
1.32	Bankruptcy Court	5
1.33	Bankruptcy Rules	5
1.34	Blackstone	5
1.35	BMO	5
1.36	BMO Claim	5
1.37	BMO Credit Agreement	5
1.38	BMO Guarantee Claim	5
1.39	Bridge Loan Agreement	5
1.40	Bridge Loan Claim	5
1.41	Bridge Loan Guarantee Claims	5
1.42	Business Day	6
1.43	Cash	6
1.44	Cash Equivalents	6
1.45	Chapter 11 Cases	6
1.46	Claim	6
1.47	Class	6
1.48	Class A Shares	6
1.49	Class B Shares	6
1.50	Collateral	6
1.51	Committee Litigation	6
1.52	Committee Litigation Settlement Payment	7
1.53	Confirmation Date	7
1.54	Confirmation Hearing	7
1.55	Confirmation Order	7
1.56	Creditor	7
1.57	Creditor Cash	7
1.58	Creditors’ Committee	8
1.59	Creditor LSP Sale Proceeds	8

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1.60	Creditor Sale Proceeds	8
1.61	Creditor Thistledown Sale Proceeds	8
1.62	Debtors	8
1.63	Debtors in Possession	8
1.64	DIP Agreement	8
1.65	DIP Obligations	8
1.66	DIP Orders	8
1.67	Disbursing Agent	9
1.68	Disclosure Statement	9
1.69	Disclosure Statement Order	9
1.70	Disputed Claim	9
1.71	Disputed Claim Amount	9
1.72	8.55% Indenture:	9
1.73	8.55% Notes:	9
1.74	8.55% Note Claim	9
1.75	Effective Date	10
1.76	Entity	10
1.77	Equity Interest	10
1.78	Fasken Martineau	10
1.79	Final Order	10
1.80	Formation Agreement Claim	10
1.81	Formation Agreement Guarantee Claim	10
1.82	General Liability Insurance Carrier	11
1.83	General Liability Insurance Policy	11
1.84	General Liability Insured Litigation Claim	11
1.85	GPRA Commercial	11
1.86	GPRA Commercial Stock	11
1.87	Gulfstream Park Agreement	11
1.88	Gulfstream Park Claim	11
1.89	Gulfstream Park Guarantee Claim	11

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1.90	Gulfstream Park Racing	11
1.91	Gulfstream Park Racing Stock	11
1.92	Indenture Trustee	11
1.93	Individual Defendants	11
1.94	Individual Defendant Claims	11
1.95	Intercompany Claims	11
1.96	IRC	12
1.97	IRS	12
1.98	KLNF	12
1.99	KLNF Amended Retention Order	12
1.100	KLNF Contingency Fee	12
1.101	L.A. Turf Club	12
1.102	L.A. Turf Club Stock	12
1.103	Laurel Racing	12
1.104	Laurel Racing Stock	12
1.105	Laurel Racing Association	12
1.106	Laurel Racing Association Stock	12
1.107	Lien	12
1.108	Litigation Expenses	12
1.109	LSP Sale Proceeds	13
1.110	Magna Entertainment	13
1.111	Magna Entertainment Stock	13
1.112	Magna Entertainment Board of Trustees	13
1.113	Maryland Jockey Club	13
1.114	Maryland Jockey Club Stock	13
1.115	MEC Canada	13
1.116	MEC Content	13
1.117	MEC Dixon	13
1.118	MEC Dixon Stock	13
1.119	MEC Global Wagering	13

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1.120	MEC Holdings	13
1.121	MEC Holdings Stock	13
1.122	MEC HRTV	13
1.123	MEC Land Holdings	13
1.124	MEC Land Holdings Stock	13
1.125	MEC Land Oregon	14
1.126	MEC Lone Star	14
1.127	MEC Lone Star Stock	14
1.128	MEC Maryland Investments	14
1.129	MEC Maryland Investments Stock	14
1.130	MEC Media	14
1.131	MEC Oregon	14
1.132	MEC Pennsylvania	14
1.133	MEC Pennsylvania Stock	14
1.134	MEC Projektentwicklungs	14
1.135	MEC Services	14
1.136	MID	14
1.137	MID Asset Transfer Agreement	14
1.138	MID Cash Consideration	14
1.139	MID Claims	14
1.140	MID Islandi	14
1.141	MID Litigation Cash Consideration	14
1.142	MID LSP Sale Proceeds	15
1.143	MID Non-Debtor Assets	15
1.144	MID Reorganized Debtor Assets	15
1.145	MID Reorganized Debtor Stock	15
1.146	MID Thistledown Sale Proceeds	15
1.147	MID Thistledown Sale Funding Termination Date	15
1.148	MID Transferee	15
1.149	MID US Financing	15

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1.150	Miller Buckfire	16
1.151	MJC Claim	16
1.152	MJC Debtors	16
1.153	MJC Debtors Stock	16
1.154	MJC Option	16
1.155	Non-MJC General Unsecured Claim	16
1.156	Old RP	16
1.157	Old RP Agreement	16
1.158	Old RP Claims	16
1.159	Old RP Stock	16
1.160	Old RP Guarantee Claims	16
1.161	Operating Trustee	16
1.162	Operating Trust Agreement	17
1.163	Operating Trust	17
1.164	Operating Trust Interest	17
1.165	PA Meadows Litigation	17
1.166	PA Meadows Proceeds	17
1.167	Pacific Racing	17
1.168	Pacific Racing Stock	17
1.169	Palm Meadows Training Center	17
1.170	Palm Meadows Training Center Stock	17
1.171	Pension Plans	17
1.172	Permitted Liens	17
1.173	Person	17
1.174	Petition Date	17
1.175	Pimlico	17
1.176	Pimlico Stock	17
1.177	Plan	17
1.178	Plan Supplement	17
1.179	Plan Support Agreement	18

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1.180	PNC	18
1.181	PNC Agreements	18
1.182	PNC Claim	18
1.183	PNC Guarantee Claim	18
1.184	PNC Loans	18
1.185	PNC Loan Documents	18
1.186	Prince George’s Racing	19
1.187	Prince George’s Racing Stock	19
1.188	Priority Claim	19
1.189	Priority Non-Tax Claim	19
1.190	Priority Tax Claim	19
1.191	Pro Rata Share	19
1.192	Proponents	19
1.193	PSZJ	19
1.194	Racetrack Television Network	19
1.195	Red Rock Adversary	19
1.196	Related Persons	19
1.197	Released Parties	20
1.198	Remington Escrow	20
1.199	Reorganized AmTote	20
1.200	Reorganized AmTote Stock	20
1.201	Reorganized Debtors	20
1.202	Reorganized Debtors By-Laws	20
1.203	Reorganized Debtors Certificate of Incorporation	20
1.204	Reorganized Debtors Plan Administration Agreement	20
1.205	Reorganized Debtors Plan Administrator	20
1.206	Reorganized GPRA Commercial	20
1.207	Reorganized GPRA Commercial Stock	20
1.208	Reorganized Gulfstream Park Racing	20
1.209	Reorganized Gulfstream Park Racing Stock	20

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1.210	Reorganized L.A. Turf Club	21
1.211	Reorganized L.A. Turf Club Stock	21
1.212	Reorganized Laurel Racing	21
1.213	Reorganized Laurel Racing Stock	21
1.214	Reorganized Laurel Racing Association	21
1.215	Reorganized Laurel Racing Association	21
1.216	Reorganized Magna Entertainment	21
1.217	Reorganized Magna Entertainment Stock	21
1.218	Reorganized Maryland Jockey Club	21
1.219	Reorganized Maryland Jockey Club Stock	21
1.220	Reorganized Maryland Jockey Club of Baltimore City	21
1.221	Reorganized Maryland Jockey Club of Baltimore City Stock	21
1.222	Reorganized MEC Dixon	21
1.223	Reorganized MEC Dixon Stock	22
1.224	Reorganized MEC Holdings	22
1.225	Reorganized MEC Holdings Stock	22
1.226	Reorganized MEC Land Holdings	22
1.227	Reorganized MEC Land Holdings Stock	22
1.228	Reorganized MEC Lone Star	22
1.229	Reorganized MEC Lone Star Stock	22
1.230	Reorganized MEC Maryland Investments	22
1.231	Reorganized MEC Maryland Investments Stock	22
1.232	Reorganized MEC Pennsylvania	22
1.233	Reorganized MEC Pennsylvania Stock	22
1.234	Reorganized MJC Debtors	22
1.235	Reorganized MJC Debtors’ Stock	23
1.236	Reorganized Old RP	23
1.237	Reorganized Old RP Stock	23
1.238	Reorganized Pacific Racing	23
1.239	Reorganized Pacific Racing Stock	23

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1.240	Reorganized Palm Meadows Training Center	23
1.241	Reorganized Palm Meadows Training Center Stock	23
1.242	Reorganized Pimlico	23
1.243	Reorganized Pimlico Stock	23
1.244	Reorganized Prince George’s Racing	23
1.245	Reorganized Prince George’s Racing Stock	23
1.246	Reorganized Santa Anita Companies	23
1.247	Reorganized Santa Anita Companies Stock	23
1.248	Reorganized Southern Maryland Racing	24
1.249	Reorganized Southern Maryland Racing Stock	24
1.250	Reorganized Southern Maryland AA	24
1.251	Reorganized Southern Maryland AA Stock	24
1.252	Reorganized Sunshine Meadows	24
1.253	Reorganized Sunshine Meadows Stock	24
1.254	Reorganized Thistledown	24
1.255	Reorganized Thistledown Stock	24
1.256	Reorganized 30000 Maryland	24
1.257	Reorganized 30000 Maryland Stock	24
1.258	Santa Anita Commercial Enterprises	24
1.259	Santa Anita Companies	24
1.260	Santa Anita Companies Stock	24
1.261	Schedules	25
1.262	Secured Claim	25
1.263	Shared Insurance Policies	25
1.264	7.25% Indenture	25
1.265	7.25% Notes	25
1.266	7.25% Note Claim: A Claim or Equity Interest against Magna Entertainment arising under or in connection with the 7.25% Notes	25
1.267	Southern Maryland AA	25
1.268	Southern Maryland AA Stock	25

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1.269	Southern Maryland Racing	25
1.270	Southern Maryland Racing Stock	25
1.271	Subordinated Claim	26
1.272	Subordinated Notes	26
1.273	Sunshine Meadows	26
1.274	Sunshine Meadows Stock	26
1.275	The Maryland Jockey Club	26
1.276	The Maryland Jockey Club Stock	26
1.277	The Maryland Jockey Club of Baltimore City	26
1.278	The Maryland Jockey Club of Baltimore City Stock	26
1.279	Thistledown	26
1.280	Thistledown Option	26
1.281	Thistledown Sale	26
1.282	Thistledown Sale Proceeds	26
1.283	Thistledown Stock	27
1.284	Thistledown Trust	27
1.285	Thistledown Trust Agreement	27
1.286	Thistledown Trust Board	27
1.287	Thistledown Trustee	27
1.288	Thistledown Trust Interests	27
1.289	30000 Maryland	27
1.290	30000 Maryland Stock	27
1.291	2008 Loan Agreement	27
1.292	2008 Loan Claim	27
1.293	2008 Loan Guarantee Claim	28
1.294	1180482 Ontario	28
1.295	UCC	28
1.296	Wells Fargo Agreement	28
1.297	Wells Fargo Claim	28
1.298	Wells Fargo Guarantee Claim	28

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1.299	XpressBet	28
1.300	XpressBet Option	28
1.301	Other Definitions	28
Article II	COMPROMISE AND SETTLEMENT OF COMMITTEE LITIGATION	29
2.1	Compromise and Settlement	29
Article III	PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS	32
3.1	Administrative Expense Claims	32
3.2	Payment of Priority Tax Claims	32
3.3	Debtor in Possession Financing	32
Article IV	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS	32
4.1	Class 1 – Priority Non-Tax Claims	32
4.2	Class 2 – MID Claims	32
4.3	Class 3 – Wells Fargo Claim	32
4.4	Class 4 – PNC Claim	32
4.5	Class 5 – BMO Claim	33
4.6	Class 6 – Secured Claims	33
4.7	Class 7 – 8.55% Note Claims	33
4.8	Class 8 – 7.25% Note Claims	33
4.9	Classes 9 through 26 – Non-MJC General Unsecured Claims	33
4.10	Classes 27 through 34 – MJC Claims	33
4.11	Class 35 – General Liability Insured Litigation Claims	33
4.12	Class 36 – Subordinated Claims	33
4.13	Classes 37 through 62 – Equity Interests	33
Article V	PROVISION FOR TREATMENT OF PRIORITY NON-TAX CLAIMS (CLASS 1)	33
5.1	Payment of Allowed Priority Non-Tax Claims (Class 1)	33
Article VI	PROVISION FOR TREATMENT OF MID CLAIMS (CLASS 2)	33
6.1	Treatment of MID Claims	33

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Article VII	PROVISION FOR TREATMENT OF WELLS FARGO CLAIM (CLASS 3)	34
7.1	Treatment of Allowed Wells Fargo Claim	34
Article VIII	PROVISION FOR TREATMENT OF PNC CLAIM (CLASS 4)	34
8.1	Treatment of Allowed PNC Claim	34
Article IX	PROVISION FOR TREATMENT OF BMO CLAIM (CLASS 5)	35
9.1	Treatment of Allowed BMO Claim	35
Article X	PROVISION FOR TREATMENT OF SECURED CLAIMS (CLASS 6)	35
10.1	Treatment of Allowed Secured Claims	35
Article XI	PROVISION FOR TREATMENT OF 8.55% NOTE CLAIMS (CLASS 7)	35
11.1	Payment of Allowed 8.55% Note Claims	35
Article XII	PROVISION FOR TREATMENT OF 7.25% NOTE CLAIMS (CLASS 8)	36
12.1	Payment of Allowed 7.25% Note Claims	36
Article XIII	PROVISION FOR TREATMENT OF NON-MJC GENERAL UNSECURED CLAIMS (CLASSES 9–26)	36
13.1	Payment of Allowed Non-MJC General Unsecured Claims	36
Article XIV	PROVISION FOR TREATMENT OF MJC CLAIMS (CLASSES 27-34)	37
14.1	Treatment of Allowed MJC Claims	37
Article XV	PROVISION FOR TREATMENT OF INSURED LITIGATION CLAIMS (CLASS 35)	37
15.1	Assumption of General Liability Insurance Policies	37
15.2	Treatment of Allowed General Liability Insured Litigation Claims.	37
Article XVI	SUBORDINATED CLAIMS (CLASS 36)	38
16.1	Treatment of Allowed Subordinated Claims	38
Article XVII	PROVISIONS FOR TREATMENT OF EQUITY INTERESTS (CLASSES 37 – 62)	38
17.1	Treatment of MEC Maryland Investments Stock (Class 37)	38
17.2	Treatment of AmTote Stock (Class 38)	38
17.3	Treatment of GPRA Commercial Stock (Class 39)	38
17.4	Treatment of Gulfstream Park Racing Stock (Class 40)	38
17.5	Treatment of L.A. Turf Club Stock (Class 41)	38

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17.6	Treatment of Magna Entertainment Stock (Class 42)	39
17.7	Treatment of MEC Land Holdings Stock (Class 43)	39
17.8	Treatment of Pacific Racing Stock (Class 44)	39
17.9	Treatment of Santa Anita Companies Stock (Class 45)	39
17.10	Treatment of Palm Meadows Training Center Stock (Class 46)	39
17.11	Treatment of MEC Pennsylvania Stock (Class 47)	39
17.12	Treatment of Pimlico Stock (Class 48)	39
17.13	Treatment of Prince George’s Racing Stock (Class 49)	40
17.14	Treatment of Maryland Jockey Club Stock (Class 50)	40
17.15	Treatment of The Maryland Jockey Club of Baltimore City Stock (Class 51)	40
17.16	Treatment of Southern Maryland Racing Stock (Class 52)	40
17.17	Treatment of Southern Maryland AA Stock (Class 53)	40
17.18	Treatment of Laurel Racing Stock (Class 54)	41
17.19	Treatment of Laurel Racing Association Stock (Class 55)	41
17.20	Treatment of MEC Lone Star Stock (Class 56)	41
17.21	Treatment of Thistledown Stock (Class 57)	41
17.22	Treatment of Old RP Stock (Class 58)	41
17.23	Treatment of MEC Dixon Stock (Class 59)	41
17.24	Treatment of Sunshine Meadows Stock (Class 60)	42
17.25	Treatment of 30000 Maryland Stock (Class 61)	42
17.26	Treatment of MEC Holdings Stock (Class 62)	42
Article XVIII	PROVISION FOR TREATMENT OF INTERCOMPANY CLAIMS	42
18.1	On the Effective Date	42
Article XIX	PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS UNDER THE PLAN	42
19.1	Objections to Claims; Prosecution of Disputed Claims	42
19.2	Estimation of Claims	43
19.3	Payments and Distributions on Disputed Claims	43
Article XX	THE OPERATING TRUST	44
20.1	Establishment of the Trust	44

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20.2	Purpose of the Operating Trust	45
20.3	Funding Expenses of the Operating Trust	45
20.4	Transfer of Assets	45
20.5	Valuation of Assets	46
20.6	Investment Powers	46
20.7	Annual Distribution; Withholding	46
20.8	Reporting Duties	47
20.9	Trust Implementation	48
20.10	Registry of Beneficial Interests	48
20.11	Termination	48
20.12	Non-Transferability or Certification	48
20.13	Applicability to Certain Claims	48
20.14	Post-Effective Date Thistledown Sale Process	48
Article XXI	PROSECUTION OF CLAIMS HELD BY THE DEBTOR	49
21.1	Prosecution of Claims	49
Article XXII	ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR EQUITY INTERESTS	49
22.1	Impaired Classes to Vote	49
22.2	Acceptance by Class of Creditors	49
22.3	Cramdown	49
Article XXIII	IDENTIFICATION OF CLAIMS AND EQUITY INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN	49
23.1	Impaired and Unimpaired Classes	49
23.2	Impaired Classes Entitled to Vote on Plan	50
23.3	Claims and Equity Interests Deemed to Reject	50
23.4	Controversy Concerning Impairment	50
Article XXIV	PROVISIONS REGARDING DISTRIBUTIONS	50
24.1	Distributions of Cash to Allowed Claims	50
24.2	Sources of Cash for Distribution	50
24.3	Timeliness of Payments	50
24.4	Distributions by the Disbursing Agent	50

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24.5	Manner of Payment under the Plan	50
24.6	Delivery of Distributions	51
24.7	Undeliverable Distributions	51
24.8	Indenture Trustee	51
24.9	Compliance with Tax Requirements	52
24.10	Time Bar to Cash Payments	52
24.11	Distributions After Effective Date	52
24.12	Setoffs	52
24.13	Allocation of Plan Distributions Between Principal and Interest	52
24.14	Exemption from Securities Law	53
Article XXV	CREDITORS’ COMMITTEE	53
25.1	Dissolution of the Creditors’ Committee	53
Article XXVI	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	53
26.1	Assumption and Assignment of Executory Contracts and Unexpired Leases	53
26.2	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	54
26.3	Modifications, Amendments, Supplements, Restatements or Other Agreements:	55
26.4	Rejection Damage Claims	55
26.5	Indemnification and Reimbursement Obligations	55
Article XXVII	RIGHTS AND POWERS OF DISBURSING AGENT	56
27.1	Exculpation	56
27.2	Powers of the Disbursing Agent	56
27.3	Fees and Expenses Incurred From and After the Effective Date	56
Article XXVIII	THE REORGANIZED DEBTORS PLAN ADMINISTRATOR	57
28.1	Appointment of Reorganized Debtor Plan Administrator	57
28.2	Responsibilities of the Reorganized Debtor Plan Administrator	57
28.3	Powers of the Reorganized Debtor Plan Administrator	57
28.4	Compensation of the Reorganized Debtor Plan Administrator	57
28.5	Termination of Reorganized Debtor Plan Administrator	58

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Article XXIX	CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN; IMPLEMENTATION PROVISIONS	58
29.1	Conditions Precedent to Effective Date of the Plan	58
29.2	Waiver of Conditions Precedent	59
Article XXX	RETENTION OF JURISDICTION	59
30.1	Retention of Jurisdiction	59
Article XXXI	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	61
31.1	Modification of Plan	61
31.2	Revocation or Withdrawal	61
Article XXXII	PROVISION FOR MANAGEMENT	61
32.1	Reorganized Debtors Directors	61
Article XXXIII	ARTICLES OF INCORPORATION AND BY-LAWS OF THE DEBTOR CORPORATE ACTION	62
33.1	Amendment of Articles of Incorporation/Charter	62
33.2	Corporate Action	62
33.3	Issuance of Equity Interests in the Reorganized Debtors	62
33.4	Cancellation of Existing Securities and Agreements	62
33.5	Surrender of Existing Securities	62
33.6	Cancellation of Liens	63
Article XXXIV	CERTAIN TAX MATTERS	63
34.1	Exemption from Transfer Taxes	63
34.2	Tax Election:	63
34.3	Tax Refunds	64
34.4	Designation of Substitute Agent	64
Article XXXV	MISCELLANEOUS PROVISIONS	64
35.1	Discharge of Claims and Termination of Equity Interests	64
35.2	Injunction on Claims	65
35.3	Integral to Plan	66
35.4	Releases by the Debtors	66
35.5	Voluntary Releases by Holders of Claims and Equity Interests	67
35.6	Injunction Related to Releases	67

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35.7	Exculpation	68
35.8	Deemed Consent	68
35.9	No Waiver	68
35.10	Supplemental Injunction	68
35.11	Preservation of Rights of Action	70
35.12	Payment of Statutory Fees	70
35.13	Retiree Benefits	70
35.14	Preservation of Insurance	70
35.15	Post-Effective Date Fees and Expenses	70
35.16	Severability	71
35.17	Governing Law	71
35.18	Notices	71
35.19	Closing of Cases	72
35.20	Section Headings	72
35.21	Inconsistencies	73

Magna Entertainment Corp., The Santa Anita Companies, Inc., Los Angeles Turf Club, Incorporated, Pacific Racing Association, MEC Land Holdings (California) Inc., Gulfstream Park Racing Association Inc., GPRA Thoroughbred Training Center, Inc., MEC Dixon, Inc., MEC Holdings (USA) Inc., Sunshine Meadows Racing, Inc., Thistledown, Inc., MEC Maryland Investments, Inc., 30000 Maryland Investments LLC, Old RP, Inc., f/k/a, Remington Park, Inc., GPRA Commercial Enterprises Inc., Pimlico Racing Association, Inc., The Maryland Jockey Club of Baltimore City, Inc., Laurel Racing Association, Limited Partnership, Laurel Racing Assoc., Inc., Prince George’s Racing, Inc., Southern Maryland Racing, Inc., Southern Maryland Agricultural Association, Maryland Jockey Club, Inc., AmTote International, Inc., MEC Pennsylvania Racing Services, Inc. and MEC Lone Star, LP, the Official Committee of Unsecured Creditors, MI Developments Inc. and MI Developments US Financing Inc. hereby propose the following chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code:

ARTICLE I

DEFINITIONS

As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:

1.1 Administrative Claim Bar Date:  Unless otherwise ordered by the Bankruptcy Court, the date established by the Bankruptcy Court and set forth in the Confirmation Order as the last day to file proof of Administrative Expense Claims, which date shall be no more than thirty (30) days after the Effective Date, after which date, any proof of Administrative Expense Claim not filed with the Bankruptcy Court shall be deemed forever barred and the Debtors, the Reorganized Debtors, MID and MID Islandi shall have no obligation with respect thereto; provided, however, that no proof of Administrative Expense Claim shall be required to be filed if such Administrative Expense Claim shall have been incurred in accordance with an order of the Bankruptcy Court or with the consent of the Debtors and in the ordinary course of the Debtors’ operations; provided, further, that, notwithstanding the foregoing, the professionals for the Debtors and the Creditors’ Committee shall have until ninety (90) days following the Effective Date to submit final fee applications.

1.2 Administrative Expense Claim:  Any Claim arising on or prior to the Effective Date constituting a cost or expense of administration of the Chapter 11 Cases asserted or authorized to be asserted in accordance with sections 503(b) and 507(a)(2) of the Bankruptcy Code and on or prior to the Administrative Claim Bar Date, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the businesses of the Debtors in Possession, any costs and expenses of the Debtors in Possession for the management, maintenance, preservation, sale or other disposition of any assets, the administration and implementation of the Plan, the administration, prosecution or defense of Claims by or against the Debtors and for distributions under the Plan, any Claims for reclamation in accordance with section 546(c)(2) of the Bankruptcy Code allowed pursuant to Final Order, any Claims for compensation and reimbursement of expenses arising during the period from and after the applicable Petition Date and prior to the Effective Date and awarded by the Bankruptcy Court in accordance with sections 328, 330, 331 or 503(b) of the Bankruptcy Code or otherwise in accordance with the provisions of the Plan, whether fixed before or after the Effective Date, any fees or charges assessed against the Debtors’ estates pursuant to section 1930, chapter 123, Title 28 of the United States Code and any obligations arising in connection with the Reorganized Debtors’ assumption of their indemnification and reimbursement obligations pursuant to Section 26.5 of the Plan.

1.3 Affiliate:  (a) an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of any of the Debtors, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote; (b) a corporation twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by any of the Debtors, or by an entity that directly or indirectly owns, controls, or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of any of the Debtors, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote; (c) a person whose business is operated under a lease or operating agreement by any of the Debtors, or a person substantially all of whose property is operated under an operating agreement with any of the Debtors; or (d) an entity that operates the business or substantially all of the property of any of the Debtors under a lease or operating agreement; provided, however, that holders of 8.55% Note Claims and 7.25% Note Claims shall not be deemed “Affiliates” solely on the basis of such holdings.

1.4 Alameda Adversary:  The litigation commenced by, among others, Southern California Off Track Wagering, Inc., by that certain Complaint for Declaratory and Other Relief, dated February 8, 2010, and styled Alameda County Agricultural Fair Association et al. v. Magna Entertainment Corp. et al., Adversary Pro. No. 10-50193, which litigation is currently pending before the Bankruptcy Court.

1.5 Allowed Administrative Expense Claim:  An Administrative Expense Claim, to the extent it is or has become an Allowed Claim.

1.6 Allowed BMO Claim:  The BMO Claim, to the extent it is or has become an Allowed Claim.

1.7 Allowed Bridge Loan Claim:  The Bridge Loan Claim, which shall be deemed to be an Allowed Claim in the principal amount of $125,562,882.00 as of the Petition Date.

1.8 Allowed Claim:  Any Claim against the Debtors or the Debtors’ estates, (i) proof of which was filed on or before the date designated by the Bankruptcy Court or established by the Bankruptcy Code as the last date for filing such proof of claim against the applicable Debtors or the Debtors’ estates, or (ii) if no proof of Claim has been timely filed, which has been listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent, in each such case in clauses (i) and (ii) above, a Claim as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order.  For purposes of determining the amount of an “Allowed Claim”, there shall be deducted therefrom an amount equal to the amount of any claim which the Debtors may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable bankruptcy or non-bankruptcy law.  Without in any way limiting the foregoing, “Allowed Claim” shall include any Claim arising from the recovery of property in accordance with sections 550 and 553 of the Bankruptcy Code and allowed in accordance with section 502(h) of the Bankruptcy Code, any Claim allowed under or pursuant to the terms of the Plan or any Claim to the extent that it has been allowed pursuant to a Final Order; provided, however, that (i) Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder unless otherwise specified herein or by order of the Bankruptcy Court, (ii) for any purpose under the Plan, “Allowed Claim” shall not include interest, penalties, or late charges arising from or relating to the period from and after the applicable Petition Date, and (iii) “Allowed Claim” shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code.

1.9 Allowed 8.55% Note Claim: An 8.55% Note Claim, to the extent it is or has become an Allowed Claim.

1.10 Allowed General Liability Insured Litigation Claim:  A General Liability Insured Litigation Claim, to the extent it is or has become an Allowed Claim.

1.11 Allowed Gulfstream Park Claim:  The Gulfstream Park Claim, which shall be deemed to be an Allowed Claim in the principal amount of $170,810,111.00 as of the Petition Date.

1.12 Allowed MJC Claim: An MJC Claim, to the extent it is or has become an Allowed Claim.

1.13 Allowed Non-MJC General Unsecured Claim:  A Non-MJC General Unsecured Claim, to the extent it is or has become an Allowed Claim.

1.14 Allowed PNC Claim:  Collectively, the PNC Claims and the PNC Guaranty Claims, which shall be deemed to be an Allowed Claim in the aggregate amount of not less than $13,100,000.00 as of April 7, 2010, plus all interest, late charges, attorneys’ fees and other amounts that accrue thereon after April 7, 2010 and shall not be subject to avoidance, disallowance, reduction, setoff or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

1.15 Allowed PNC Guarantee Claim:  The PNC Guarantee Claim, to the extent it is or has become an Allowed Claim.

1.16 Allowed Priority Claim:  A Priority Claim, to the extent it is or has become an Allowed Claim.

1.17 Allowed Priority Non-Tax Claim:  A Priority Non-Tax Claim, to the extent it is or has become an Allowed Claim.

1.18 Allowed Priority Tax Claim:  A Priority Tax Claim, to the extent it is or has become an Allowed Claim.

1.19 Allowed Old RP Claim:  The Old RP Claim, which shall be deemed to be an Allowed Claim in the principal amount of $22,787,417.00 as of the Petition Date.

1.20 Allowed Secured Claim: A Secured Claim, to the extent it is or has become an Allowed Claim.

1.21 Allowed 7.25% Note Claim: A 7.25% Note Claim, to the extent it is or has become an Allowed Claim.

1.22 Allowed 2008 Loan Claim:  The 2008 Loan Claim, which shall be deemed to be an Allowed Claim in the principal amount of $52,527,767.00 as of the Petition Date

1.23 Allowed Wells Fargo Claim:  The Wells Fargo Claim, to the extent it is or has become an Allowed Claim.

1.24 Allowed Wells Fargo Guarantee Claim:  The Wells Fargo Guarantee Claim, to the extent it is or has become an Allowed Claim.

1.25 AmTote:  AmTote International, Inc., a Delaware corporation.

1.26 AmTote Option:  The option of MID Transferee to acquire on the Effective Date either (i) Reorganized AmTote Stock or (ii) Reorganized MEC Maryland Investments Stock; provided, however, that, in the event that MID Transferee fails to notify Magna Entertainment and the Creditors’ Committee, in writing, of its intended exercise of such option by the date five (5) days prior to the Ballot Date, MID US Financing shall be deemed to have exercised the option to acquire the Reorganized MEC Maryland Investments Stock.

1.27 AmTote Stock: Equity Interests in AmTote.

1.28 Assets:  With respect to a Debtor or a Reorganized Debtor, as the case may be, (a) all “property” of such Debtor’s or Reorganized Debtor’s estate, as defined in section 541 of the Bankruptcy Code, including, without limitation, such property as is reflected on such Debtor’s or Reorganized Debtor’s books and records as of the Effective Date, unless modified pursuant to the Plan or a Final Order, and (b) all claims and causes of action that may have been or may be commenced by such Debtor’s or Reorganized Debtor’s or other authorized representative for the benefit of such Debtor’s or Reorganized Debtor’s estate, unless modified pursuant to the Plan or a Final Order.

1.29 Ballot:  The form distributed to each holder of an impaired Claim on which is to be indicated acceptance or rejection of the Plan.

1.30 Ballot Date:  The date established by the Bankruptcy Court and set forth in the Disclosure Statement Order for the submission of Ballots.

1.31 Bankruptcy Code:  The Bankruptcy Reform Act of 1978, as amended, to the extent codified in Title 11, United States Code, as applicable to the Chapter 11 Cases.

1.32 Bankruptcy Court:  The United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

1.33 Bankruptcy Rules:  The Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of Title 28 of the United States Code, and any Local Rules of the Bankruptcy Court, as amended, as applicable to the Chapter 11 Cases.

1.34 Blackstone:  Blackstone Advisory Services L.P.

1.35 BMO:  Bank of Montreal, and its successors and assigns under the BMO Credit Agreement.

1.36 BMO Claim:  Collectively, any and all Claims against Magna Entertainment arising from or relating to the BMO Credit Agreement and the Allowed BMO Guarantee Claim.

1.37 BMO Credit Agreement:  The Amended and Restated Credit Agreement, dated July 22, 2005, between Magna Entertainment, as borrower, BMO, acting through its Chicago lending office, as lender, and BMO Nesbit Burns, Inc., a division of BMO, as agent.

1.38 BMO Guarantee Claim:  Collectively, any and all Claims against Pacific Racing, MEC Land Holdings, Santa Anita Companies, and L.A. Turf Club, arising from or relating to such Debtors’ guarantees of Magna Entertainment’s obligations arising from or relating to the BMO Credit Agreement.

1.39 Bridge Loan Agreement:  The Bridge Loan Agreement, dated September 12, 2007, between Magna Entertainment, as borrower, and MID Islandi, as lender, and the guarantors named therein.

1.40 Bridge Loan Claim:  Collectively, any and all Claims against Magna Entertainment arising from or relating to the Bridge Loan Agreement and the Bridge Loan Guarantee Claims.

1.41 Bridge Loan Guarantee Claims:  Any and all Claims against Pacific Racing, MEC Land Holdings, Gulfstream Park Racing, Palm Meadows Training Center, MEC Dixon, MEC Holdings, Sunshine Meadows, Thistledown, MEC Maryland, or 30000 Maryland arising from or relating to such Debtors’ guarantees of Magna Entertainment’s obligations arising from or relating to the Bridge Loan Agreement.

1.42 Business Day:  A day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

1.43 Cash:  Lawful currency of the United States of America.

1.44 Cash Equivalents:  Equivalents of Cash in the form of readily marketable securities or instruments issued by a person other than the Debtors, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s Rating of “A” or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or equivalent capital of not less than One Hundred Million Dollars ($100,000,000.00), having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

1.45 Chapter 11 Cases:  The cases commenced under chapter 11 of the Bankruptcy Code by the Debtors on the applicable Petition Date, styled In re Magna Entertainment Corp., et al., Chapter 11 Cases No. 09-10720 (MFW), Jointly Administered, currently pending before the Bankruptcy Court.

1.46 Claim:  Any right to payment from the Debtors or from property of the Debtors or their estates, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown or asserted; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors or from property of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

1.47 Class:  A category of holders of Claims or Equity Interests set forth in Articles IV through XVI of the Plan.

1.48 Class A Shares:  The shares of Class A Subordinate Voting Stock issued by Magna Entertainment pursuant to that certain Restated Certificate of Incorporation of Magna Entertainment, dated March 1, 2000.

1.49 Class B Shares:  The shares of Class B Stock issued by Magna Entertainment pursuant to that certain Restated Certificate of Incorporation of Magna Entertainment, dated March 1, 2000.

1.50 Collateral:  Any property or interest in property of the estates of the Debtors that is subject to an unavoidable Lien to secure the payment or performance of a Claim.

1.51 Committee Litigation:  The litigation commenced by the Creditors’ Committee and as authorized by that certain Order Authorizing the Official Committee of Unsecured Creditors to Pursue Certain Claim and Causes of Action of the Debtors’ Estates, dated August 20, 2009, and styled The Official Committee of Unsecured Creditors of Magna Entertainment

Corp., et al. v. MI Developments Inc., MID Islandi, Frank Stronach, Jerry D. Campbell, William Menear, Anthony R. Campbell and W. Thomas Hodgson, Adversary Pro. No. 09-51523, which litigation is currently pending before the Bankruptcy Court.

1.52 Committee Litigation Settlement Payment:  The payment in the amount of Eighty-Nine Million Dollars ($89,000,000.00) to be made on the Effective Date by MID US Financing to the Disbursing Agent for distribution to Allowed Non-MJC General Unsecured Claims, Allowed 8.55% Note Claims and Allowed 7.25% Note Claims as set forth in Articles XI through XIII hereof.

1.53 Confirmation Date:  The date the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court with respect to the Chapter 11 Cases.

1.54 Confirmation Hearing:  The hearing to consider confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.55 Confirmation Order:  The order of the Bankruptcy Court confirming the Plan.

1.56 Creditor:  Any Person or Entity holding a Claim against the Debtors’ estates or, pursuant to section 102(2) of the Bankruptcy Code, against property of the Debtors that arose or is deemed to have arisen on or prior to the Petition Date, including, without limitation, a Claim against the Debtors or Debtors in Possession of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

1.57 Creditor Cash:  At any time, the excess, if any, of (1) the sum of (a) the MID Litigation Cash Consideration, (b) the Committee Litigation Settlement Payment, and (c) Creditor Sale Proceeds over (2) the sum of such amounts (u) determined by the Operating Trustee, as directed by the Operating Trust Board and in accordance with a budget delivered by the Debtors to the Creditors’ Committee and MID ten (10) days prior to the Effective Date (which such budget shall be reasonably acceptable to the Debtors, the Creditors’ Committee and MID, in their joint discretion), as necessary to fund the ongoing operations of the Operating Trust, as the case may be, including the amount necessary to provide compensation and reimbursement of expenses, to the Operating Trustee, its agents and representatives, including, without limitation, the Operating Trustee’s attorneys fees, during the period from the Effective Date up to and including such later date as the Operating Trustee shall reasonably determine, to the extent allocable to Allowed Non-MJC General Unsecured Claims, Allowed 8.55% Note Claims and Allowed 7.25% Note Claims pursuant to Articles XI through XIII hereof, (v) necessary to pay the KLNF Contingency Fee, (w) necessary to make pro rata distributions to holders of Disputed Claims as if such Disputed Claims were, at such time, Allowed Claims and (x) necessary to provide compensation and reimbursement of expenses to (i) the Reorganized Debtors Plan Administrator, its agents and representatives, including, without limitation, the Reorganized Debtors Plan Administrator’s attorney fees, in an amount and on such terms as may be reflected in the Reorganized Debtors Plan Administration Agreement, (ii) the Disbursing Agent, its agents and representatives, including, without limitation, the Disbursing Agent’s attorney fees, in each case in this clause (y) necessary to reimburse the Reorganized Debtors and the Creditors’ Committee for fees and expenses contemplated by Section 35.15 and (z), as are allocable to Non-MJC General Unsecured Claims, Allowed 8.55% Note Claims and Allowed 7.25% Note Claims pursuant to Articles XI and XII hereof, provided that prior to the LSP Sale and the Thistledown Sale, the Creditor Sale Proceeds shall be included solely to the extent received for purposes of Articles XI through XIII hereof.

1.58 Creditors’ Committee:  The statutory committee of creditors appointed in the Chapter 11 Cases pursuant to section 1102(a)(1) of the Bankruptcy Code, as reconstituted from time to time.

1.59 Creditor LSP Sale Proceeds:  An amount equal to up to the first Twenty Million Dollars ($20,000,000.00) of LSP Sale Proceeds.

1.60 Creditor Sale Proceeds:  The sum of Creditor LSP Sale Proceeds and Creditor Thistledown Sale Proceeds.

1.61 Creditor Thistledown Sale Proceeds:  Thistledown Sale Proceeds in excess of Twenty Million Dollars ($20,000,000.00).

1.62 Debtors:  Individually, any one of the following entities, and collectively, Magna Entertainment Corp., The Santa Anita Companies, Inc., Los Angeles Turf Club, Incorporated, Pacific Racing Association, MEC Land Holdings (California) Inc., Gulfstream Park Racing Association Inc., GPRA Thoroughbred Training Center, Inc., MEC Dixon, Inc., MEC Holdings (USA) Inc., Sunshine Meadows Racing, Inc., Thistledown, Inc., MEC Maryland Investments, Inc., 30000 Maryland Investments LLC, Old RP, Inc., f/k/a, Remington Park, Inc., GPRA Commercial Enterprises Inc., Pimlico Racing Association, Inc., The Maryland Jockey Club of Baltimore City, Laurel Racing Association, Limited Partnership, Laurel Racing Assoc., Inc., Prince George’s Racing, Inc., Southern Maryland Racing, Inc., Southern Maryland Agricultural Association, Maryland Jockey Club, Inc., AmTote International, Inc., MEC Pennsylvania Racing Services, Inc. and MEC Lone Star, LP.

1.63 Debtors in Possession:  The Debtors, as debtors in possession, pursuant to sections 1101(1) and 1107(a) of the Bankruptcy Code.

1.64 DIP Agreement:  Collectively, the (a) Debtor in Possession Credit Agreement, dated as of March 6, 2009, as amended by that certain Waiver and First Amendment, dated as of April 22, 2009 and the Joinder and Second Amendment, dated as of April 22, 2009, and (b) Second Amended and Restated Debtor in Possession Credit Agreement, dated as of October 9, 2009, as amended by that certain First Amendment, dated as of February 25, 2010, between the Debtors and MID Islandi.

1.65 DIP Obligations:  The obligations of the Debtors arising from or related to the DIP Agreement and the DIP Orders.

1.66 DIP Orders:  The (a) Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing Pursuant to Sections 105, 361, 362, 363(c), 363(e), 364(c), 364(d)(1) and 364(e) and (B) Utilize Cash Collateral of Prepetition Secured Lenders, (II) Granting Adequate

Protection to Prepetition Secured Lenders and (III) Granting Related Relief, dated April 22, 2009, (b) Final Order (I) Supplementing Final DIP Order and (II) Authorizing Debtors to Enter into Second Amended and Restated Debtor in Possession Credit Agreement, dated October 28, 2009, and (c) Final Order (I) Authorizing the Debtors to Enter into First Amendment to Second Amended and Restated Debtor in Possession Credit Agreement and (II) Supplementing Final DIP Orders, dated March 23, 2010.

1.67 Disbursing Agent:  Solely in its capacity as agent of the Debtors to effectuate distributions pursuant to the Plan, the Entity identified in the Plan Supplement, or such other Entity as may be designated by the Debtors, in consultation with MID and the Creditors’ Committee, and appointed by the Bankruptcy Court and set forth in the Confirmation Order.

1.68 Disclosure Statement:  The disclosure statement for the Plan approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code.

1.69 Disclosure Statement Order:  The Final Order of the Bankruptcy Court approving the Disclosure Statement in accordance with section 1125 of the Bankruptcy Code.

1.70 Disputed Claim:  Any Claim against the Debtors, to the extent the allowance of such Claim is the subject of a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Confirmation Order, or is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, with prejudice, or determined by an order of the Bankruptcy Court.

1.71 Disputed Claim Amount:  The lesser of (a) the liquidated amount set forth in the proof of claim filed with the Bankruptcy Court relating to a Disputed Claim, (b) if the Bankruptcy Court has estimated such Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, the amount of a Disputed Claim as estimated by the Bankruptcy Court, and (c) the amount of such Disputed Claim allowed by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Court, or zero, if such Disputed Claim is disallowed by the Bankruptcy Court pursuant to such section, in either case, regardless of whether the order or judgment allowing or disallowing such Claim has become a Final Order.

1.72 8.55% Indenture:  The Indenture, dated June 2, 2003, between Magna Entertainment, as issuer, and The Bank of New York Mellon, as trustee, pursuant to which the 8.55% Notes were issued.

1.73 8.55% Notes:  The 8.55% Convertible Subordinated Notes, due June 15, 2010, issued by Magna Entertainment pursuant to the 8.55% Indenture, of which the principal amount of One Hundred Fifty Million Dollars ($150,000,000.00) was outstanding on the applicable Petition Date.

1.74 8.55% Note Claim: A Claim or Equity Interest against Magna Entertainment arising under or in connection with the 8.55% Notes.

1.75 Effective Date:  The earlier to occur of (a) the first (1st) Business Day following the Confirmation Date that the conditions to effectiveness of the Plan set forth in Section 29.1 hereof have been satisfied or otherwise waived in accordance with Section 29.2 hereof so long as the effectiveness of the Confirmation Order shall not be stayed and (b) such other date following the Confirmation Date that the Debtors designate and is agreed to by the Creditors’ Committee and MID.

1.76 Entity:  A Person, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a governmental unit or any subdivision thereof, including, without limitation, the Office of the United States Trustee, or any other entity.

1.77 Equity Interest:  In the case of Debtors or Reorganized Debtors, any equity interest in any of the Debtors or Reorganized Debtors represented by duly authorized, validly issued and outstanding shares of preferred stock, common stock or any membership, partnership or other interest or right to convert into such an equity interest or acquire any equity interest of the Debtors which was in existence immediately prior to the Petition Date or issued on the Effective Date.  In the case of any other Entity, any equity interest in such Entity represented by duly authorized, validly issued and outstanding shares of preferred stock, common stock or any membership, partnership or other interest or right to convert into such an equity interest or acquire any equity interest of such Entity.

1.78 Fasken Martineau:  Fasken Martineau Dumoulin LLP.

1.79 Final Order:  An order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending; and if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules, may be but has not then been filed with respect to such order, shall not cause such order not to be a Final Order.

1.80 Formation Agreement Claim:  Any Claim based on the Debtors’ rejection of that certain agreement between Pimlico, Laurel Racing, Laurel Racing Association, Maryland Racing, Inc. and The Maryland Jockey Club of Baltimore City and Joseph DeFrancis, FJN LLC, The Martin Jacobs 2002 Irrevocable Trust, LUK-Flats LLC and Laurel Guida Group, dated November 27, 2002.

1.81 Formation Agreement Guarantee Claim:  Any and all Claims against the Debtors arising from or relating to that certain Guarantee Agreement, by and among Magna Entertainment, Pimlico, Laurel Racing, Laurel Racing Association, The Maryland Jockey Club

of Baltimore City, Maryland Racing, Inc. and Joseph DeFrancis, FJN LLC, The Martin Jacobs 2002 Irrevocable Trust, LUK-Flats LLC and Laurel Guida Group, dated November 27, 2002.

1.82 General Liability Insurance Carrier:  Any entity providing general liability  insurance coverage to the Debtors pursuant to a General Liability Insurance Policy.

1.83 General Liability Insurance Policy:  Any and all policies between Magna Entertainment and a General Liability Insurance Carrier, other than the Shared Insurance Policies.

1.84 General Liability Insured Litigation Claim:  Any Claim or cause of action against the Debtors for which the claimant or the Debtors may recover under a General Liability Insurance Policy.

1.85 GPRA Commercial:  GPRA Commercial Enterprises, Inc., a Florida corporation.

1.86 GPRA Commercial Stock:  Equity Interests in GPRA Commercial.

1.87 Gulfstream Park Agreement:  The Third Amended and Restated Gulfstream Loan Agreement, dated December 22, 2006, between Gulfstream Park Racing, as borrower, and MID Islandi, as lender.

1.88 Gulfstream Park Claim:  Collectively, any and all claims against Gulfstream Park Racing arising from or relating to the Gulfstream Park Agreement and the Gulfstream Park Guarantee Claim.

1.89 Gulfstream Park Guarantee Claim:  Collectively, any and all claims against Old RP, Palm Meadows Training Center, GPRA Commercial Enterprises, and Magna Entertainment arising from or relating to such Debtors’ guarantees of Gulfstream Park Racing’s obligations arising from or relating to the Gulfstream Park Agreement.

1.90 Gulfstream Park Racing:  Gulfstream Park Racing Association, Inc., a Florida corporation.

1.91 Gulfstream Park Racing Stock:  Equity Interests in Gulfstream Park Racing.

1.92 Indenture Trustee:  The Bank of New York, and/or its successors, as indenture trustee under the 7.25% Indenture and the 8.55% Indenture.

1.93 Individual Defendants: Frank Stronach, Jerry D. Campbell, William J. Menear, Anthony R. Campbell and W. Thomas Hodgson in the Committee Litigation.

1.94 Individual Defendant Claims: The claims against the Individual Defendants in the Committee Litigation.

1.95 Intercompany Claims:  A Claim by a Debtor against another Debtor or an Affiliate of the Debtors, or by an Affiliate of the Debtors against a Debtor or an Affiliate of the

Debtors, provided, however, that such term shall not include (i) any claim by AmTote or any of its subsidiaries against AmTote or any of its subsidiaries or (ii) any claim by or against an Affiliate of the Debtors that is not directly or indirectly wholly-owned by Magna Entertainment.

1.96 IRC:  The Internal Revenue Code of 1986, as amended from time to time.

1.97 IRS:  The Internal Revenue Service, an agency of the United States Department of Treasury.

1.98 KLNF:  Kramer Levin Naftalis and Frankel LLP.

1.99 KLNF Amended Retention Order:  That certain Order Approving the Amended Retention of Kramer Levin Naftalis & Frankel LLP as Counsel to the Official Committee of Unsecured Creditors Effective as of September 1, 2009, dated September 15, 2009, of the Bankruptcy Court.

1.100 KLNF Contingency Fee:  The contingency fee, if any, payable to KLNF in accordance with the KLNF Amended Retention Order, which fee shall not be credited against fees incurred for work performed by KLNF from and after January 11, 2010, other than fees incurred by counsel to the Creditors’ Committee in respect of the settlement of the Committee Litigation, including negotiating, drafting and filing of the Plan, through the date of filing the Plan and which fee shall be based on total distributions made to all holders of Allowed Claims in Classes 7 through 26.

1.101 L.A. Turf Club:  Los Angeles Turf Club, Incorporated., a California corporation.

1.102 L.A. Turf Club Stock:  Equity Interests in L.A. Turf Club.

1.103 Laurel Racing:  Laurel Racing Assoc., Inc., a Maryland corporation.

1.104 Laurel Racing Stock:  Equity Interests in Laurel Racing.

1.105 Laurel Racing Association:  Laurel Racing Association Limited Partnership, a Maryland limited partnership.

1.106 Laurel Racing Association Stock:  Equity Interests in Laurel Racing Association.

1.107 Lien:  Any charge against or interest in property to secure payment of a debt or performance of an obligation.

1.108 Litigation Expenses:  To be paid upon the Effective Date, (i) subject to approval of final fee applications by the Bankruptcy Court, the (a) fees and expenses incurred by KLNF in connection with the Committee Litigation, including, without limitation, payment of fees incurred by KLNF in connection with the investigation that are in excess of the limitations set forth in the DIP Orders and (b) fees and expenses incurred by PSZJ in connection with the Committee Litigation, (ii) fees and expenses incurred by Fasken Martineau in connection with the Committee Litigation, (iii) fees and expenses incurred by any of the members of the Creditors’ Committee in connection with the Committee Litigation and (iv) fees and expenses incurred by the Indenture Trustee in connection with the chapter 11 cases, as contemplated by Section 24.8(b) hereof.

1.109 LSP Sale Proceeds: The proceeds from the sale of MEC Lone Star or its Assets received by the Debtors, net of the sum of (i) all reasonable professional fees, including, without limitation, the fees of Miller Buckfire, brokers’ fees paid on an arms’ length basis, filing fees, commissions, sales tax and other direct costs and expenses of such transaction, (ii) any amounts necessary to repay or otherwise satisfy all Permitted Liens (as defined in the DIP Agreement) attaching to MEC Lone Star or its Assets in accordance with the DIP Agreement, and (iii) any and all cure costs associated with unexpired leases and executory contracts assumed and assigned to the purchaser in connection with the LSP Sale that are not paid by the Purchaser.

1.110 Magna Entertainment:  Magna Entertainment Corp., a Delaware corporation.

1.111 Magna Entertainment Stock:  Equity Interests in Magna Entertainment, including the Class A Shares and the Class B Shares.

1.112 Magna Entertainment Board of Trustees:  The Board of Trustees of Magna Entertainment.

1.113 Maryland Jockey Club:  Maryland Jockey Club, Inc., a Maryland corporation.

1.114 Maryland Jockey Club Stock:  Equity Interests in Maryland Jockey Club.

1.115 MEC Canada:  MEC Holdings (Canada) Corp., a Nova Scotia corporation.

1.116 MEC Content:  MEC Content Holdings LLC, a Delaware limited liability company and the holder of a fifty percent (50%) interest in TrackNet Media Group LLC.

1.117 MEC Dixon:  MEC Dixon, Inc., a Delaware corporation.

1.118 MEC Dixon Stock:  Equity Interests in MEC Dixon.

1.119 MEC Global Wagering:  MEC Global Wagering Solutions LLC, a Delaware limited liability company.

1.120 MEC Holdings:  MEC Holdings (USA) Inc., a Delaware corporation.

1.121 MEC Holdings Stock:  Equity Interests in MEC Holdings.

1.122 MEC HRTV:  MEC HRTV Holdco LLC, a Delaware limited liability company.

1.123 MEC Land Holdings:  MEC Land Holdings (California) Inc., a California corporation.

1.124 MEC Land Holdings Stock:  Equity Interests in MEC Land Holdings.

1.125 MEC Land Oregon:  MEC Land Holdings (Oregon), LLC, a Delaware limited liability company.

1.126 MEC Lone Star:  MEC Lone Star, LP, a Delaware limited partnership.

1.127 MEC Lone Star Stock:  Equity Interests in MEC Lone Star.

1.128 MEC Maryland Investments:  MEC Maryland Investments Inc., a Delaware corporation.

1.129 MEC Maryland Investments Stock:  Equity Interests in MEC Maryland.

1.130 MEC Media:  MEC Media Distribution Corp., a Delaware corporation.

1.131 MEC Oregon:  MEC Oregon Racing, Inc., a Delaware corporation.

1.132 MEC Pennsylvania:  MEC Pennsylvania Racing Services, Inc., a Delaware corporation.

1.133 MEC Pennsylvania Stock:  Equity Interests in MEC Pennsylvania.

1.134 MEC Projektentwicklungs:  MEC Projektentwicklungs AG, an Austrian corporation.

1.135 MEC Services:  MEC Services Corp., a Delaware corporation.

1.136 MID:  MI Developments Inc.

1.137 MID Asset Transfer Agreement:  One or more agreements to be executed as of the Effective Date, and contained in the Plan Supplement, transferring and conveying the MID Non-Debtor Assets to MID Transferee.

1.138 MID Cash Consideration:  The payment by MID US Financing to the Disbursing Agent on and subsequent to the Effective Date, of Cash in such amounts as are necessary to satisfy distributions as set forth in the Plan to holders of the Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed PNC Claim, and Allowed MJC Claims on the terms and subject to the conditions set forth in this Plan.

1.139 MID Claims:  Collectively, the Allowed Bridge Loan Claim, Allowed Gulfstream Park Claim, Allowed Old RP Claim and Allowed 2008 Loan Claim.

1.140 MID Islandi:  MID Islandi sf., a partnership formed under the laws of Iceland, acting through its Zug branch.

1.141 MID Litigation Cash Consideration:  The payment in an amount up to One Million Five Hundred Thousand Dollars ($1,500,000.00) to be made on the Effective Date by MID US Financing to the Disbursing Agent for payment of the Litigation Expenses.

1.142 MID LSP Sale Proceeds:  The LSP Sale Proceeds, if any, in excess of Twenty-Million Dollars ($20,000,000.00).

1.143 MID Non-Debtor Assets:  Collectively, (i) the Equity Interests held by MEC Canada in each of 690346 Ontario Inc., an Ontario corporation, and 805062 Ontario Limited, an Ontario corporation; (ii) the Equity Interests held by MEC Media in MEC Media Television Holdings, Inc., a Delaware corporation; and (iii) subject to the XpressBet Option, the Assets of XpressBet as set forth in the Plan Supplement.

1.144 MID Reorganized Debtor Assets:  Collectively, (i) the Assets of Reorganized Santa Anita Companies identified in the Plan Supplement; (ii) the Assets of Reorganized MEC Land Holdings identified in the Plan Supplement, including all the Equity Interests held by Reorganized MEC Land Holdings in MEC Land Oregon; (iii) all the Equity Interests held by Magna Entertainment in the following Entities: MEC Content, MEC Global Wagering, MEC HRTV, MEC Oregon, MEC Services, Racetrack Television Network, Santa Anita Commercial Enterprise, 1180482 Ontario and MEC Projektentwicklungs and, subject to the XpressBet Option, the Equity Interests in XpressBet; (iv) the Assets of Reorganized Magna Entertainment identified in the Plan Supplement; (v) the Assets of Reorganized Gulfstream Park Racing identified in the Plan Supplement; (vi) the PA Meadows Proceeds, in the event that the PA Meadows Litigation has been determined by a Final Order of the Bankruptcy Court or otherwise compromised and settled by the parties thereto; and (vii) subject to the MJC Option, all or a portion of the Assets of the Reorganized MJC Debtors.

1.145 MID Reorganized Debtor Stock:  Collectively, the Reorganized L.A. Turf Club Stock, the Reorganized Pacific Racing Stock, the Reorganized Palm Meadows Training Center Stock, the Reorganized Gulfstream Park Racing Stock, the Reorganized GPRA Commercial Stock, pursuant to the AmTote Option, either the Reorganized MEC Maryland Investments Stock or the Reorganized AmTote Stock, as applicable, and, pursuant to the MJC Option, all or certain of the Reorganized MJC Debtors Stock.

1.146 MID Thistledown Sale Proceeds:  An amount, if any, up to the first Twenty Million Dollars ($20,000,000.00) of Thistledown Sale Proceeds.

1.147 MID Thistledown Sale Funding Termination Date:  The earlier to occur of (a) the date the Thistledown Sale is consummated and (b) July 30, 2010.

1.148 MID Transferee:  MID US Financing, from and after the Effective Date, in its capacity as transferee of the MID Non-Debtor Assets, MID Reorganized Assets and MID Reorganized Stock or, at the sole option and discretion of MID, which option shall be exercised and the Entity designated, in writing, no later than the Effective Date, (i) any one or more subsidiaries or affiliates of MID, or (ii) any one or more Persons, in a transaction which is exempt from the registration requirements of Securities Act of 1933, as amended, and any other applicable securities laws, as MID shall designate.

1.149 MID US Financing:  MI Developments US Financing Inc., a Delaware corporation, as the holder of the Allowed Bridge Loan Claim, Allowed Gulfstream Park Claim,

the Allowed Old RP Claim and the Allowed 2008 Loan Claim, which Claims were transferred to MID US Financing from MID Islandi on December 31, 2009.

1.150 Miller Buckfire:  Miller Buckfire & Co., LLC.

1.151 MJC Claim:  Any Claim against the MJC Debtors other than (a) the PNC Claim, (b) an Administrative Expense Claim, (c) a Secured Claim, (d) a Priority Non-Tax Claim or (e) a Priority Tax Claim.

1.152 MJC Debtors:  Laurel Racing, Pimlico, Laurel Racing Association, Maryland Jockey Club, Prince George’s Racing, Southern Maryland AA, Southern Maryland Racing and The Maryland Jockey Club of Baltimore City.

1.153 MJC Debtors Stock:  Equity Interests in the MJC Debtors.

1.154 MJC Option:  The option of MID Transferee to acquire on the Effective Date either (i) Reorganized MJC Debtors Stock, (ii) all of the Assets of the Reorganized MJC Debtors or (iii) a combination of Reorganized MJC Debtors Stock and Assets of the Reorganized MJC Debtors, as set forth on a Schedule to be provided in connection with the exercise of such option; provided, however, that, in the event that MID US Financing fails to notify Magna Entertainment and the Creditors’ Committee, in writing, of its intended exercise of such option by the date five (5) days prior to the Ballot Date, MID US Financing shall be deemed to have exercised option (i) to acquire the Reorganized MJC Debtors Stock.

1.155 Non-MJC General Unsecured Claim:  Any Claim against the estate of any of the Debtors, including an 8.55% Note Claim, a 7.25% Note Claim and an Allowed Insured Litigation Claim, to the extent set forth in Article XV herein, other than an MID Claim,  a Secured Claim, an Administrative Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim, the BMO Claim, the Wells Fargo Claim, the PNC Claim or an MJC Claim.

1.156 Old RP:  Old RP, Inc., f/k/a, Remington Park, Inc., an Oklahoma corporation.

1.157 Old RP Agreement:  The Loan Agreement, dated July 22, 2005, between Old RP, as borrower, and MID Islandi, as lender.

1.158 Old RP Claims:  Collectively, any and all Claims against Old RP arising from or relating to the Old RP Agreement and Old RP Guarantee Claims.

1.159 Old RP Stock:  Equity Interests in Old RP.

1.160 Old RP Guarantee Claims:  Any and all Claims against Palm Meadows Training Center, Gulfstream Park Racing and Magna Entertainment arising from or relating to such Debtors’ guarantees of Old RP’s obligations arising under or in connection to the Old RP Agreement.

1.161 Operating Trustee:  In the event the Operating Trust is created, the Thistledown Trustee.

1.162 Operating Trust Agreement:  The Thistledown Trust Agreement.

1.163 Operating Trust:  The Thistledown Trust.

1.164 Operating Trust Interest:  The Thistledown Trust Interests.

1.165 PA Meadows Litigation:  That certain adversary proceeding styled Magna Entertainment Corp., et al. v. PA Meadows, LLC, Adversary Pro. No. 09-52212, currently pending in the Bankruptcy Court.

1.166 PA Meadows Proceeds:  Any proceeds received by the Debtors or the Reorganized Debtors from the settlement or resolution by Final Order of the PA Meadows Litigation.

1.167 Pacific Racing:  Pacific Racing Association, a California corporation.

1.168 Pacific Racing Stock:  Equity Interests in Pacific Racing Association.

1.169 Palm Meadows Training Center:  GPRA Thoroughbred Training Center, Inc., a Delaware corporation.

1.170 Palm Meadows Training Center Stock:  Equity Interests in the Palm Meadows Training Center.

1.171 Pension Plans:  Los Angeles Turf Club, Incorporated Retirement Income Plan, the Racing Division of AmTote International, Inc. Employees’ Pension Plan, the California Race Track Pension Plan and the Maryland Race Track Employees Pension Fund.

1.172 Permitted Liens:  “Permitted Liens” as defined in the DIP Credit Agreement, other than subpart (xxi).

1.173 Person:  A “person” as defined in section 101(41) of the Bankruptcy Code.

1.174 Petition Date:  The date on which the Debtors filed their respective voluntary petitions for relief commencing the Chapter 11 Cases.

1.175 Pimlico:  Pimlico Racing Association, Inc., a Maryland corporation.

1.176 Pimlico Stock:  Equity Interests in Pimlico.

1.177 Plan:  This Second Modified Third Amended Joint Plan of Affiliated Debtors, the Official Committee of Unsecured Creditors, MI Developments Inc. and MI Developments US Financing Pursuant to Chapter 11 of the United States Bankruptcy Code, as the same is amended, modified or supplemented from time to time in accordance with the terms and provisions hereof.

1.178 Plan Supplement:  A separate volume, to be filed with the Clerk of the Bankruptcy Court including, among other documents, forms of (a) the Reorganized Debtors’ By-

laws, (b) the Reorganized Debtors Plan Administration Agreement, (c) the Reorganized Debtors’ Certificates of Incorporation, and (d) the Operating Trust Agreement, each in form and substance reasonably satisfactory to MID and the Creditors’ Committee.

1.179 Plan Support Agreement:  The Support Agreement, dated February 17, 2010, by and among the Debtors, members of the Creditors’ Committee, MID and MID US Financing, a copy of which is attached to the Disclosure Statement as Exhibit B thereto, which agreement sets forth the support of each of the members of the Creditors’ Committee, MID and MID US Financing for the Plan.

1.180 PNC:  PNC Bank, National Association, successor-in-interest to Mercantile-Safe Deposit and Trust Company and FMB Bank (f/k/a The First National Bank of Maryland).

1.181 PNC Agreements:  The (i) Second Amended and Restated Loan and Security Agreement, dated November 27, 2002, between PNC, as lender, and Pimlico and The Maryland Jockey Club of Baltimore City, as debtors, (ii) Revolving Credit Loan Agreement, dated July 7, 1999, between PNC as lender, and Pimlico, and (iii) Second Amended and Restated Loan and Security Agreement, dated November 27, 2002, with Laurel Racing.

1.182 PNC Claim:  Collectively, any and all Claims held by PNC Bank against the MJC Debtors arising from or relating to all indebtedness and obligations now or hereafter owed to PNC Bank under and in connection with the PNC Loans, the PNC Loan Documents and the PNC Guaranty Claims.

1.183 PNC Guarantee Claim:  Collectively, any and all Claims held by PNC Bank against the MJC Debtors arising from or relating to such MJC Debtors’ respective absolute and unconditional guarantees of payment and performance of all indebtedness and obligations that are now or hereafter owed to PNC Bank under and in connection with the PNC Loans and the PNC Loan Documents.

1.184 PNC Loans: Collectively, (1) the commercial loan that PNC Bank extended to Laurel Racing Association (Obligation No. 603072854), as evidenced by, among other things, that certain Third Amended and Restated Promissory Note, dated November 27, 2002, executed and delivered by Laurel Racing Association to the order of PNC Bank in the stated principal amount of $8,723,891.30, (2) the commercial loan that PNC Bank extended to Pimlico (Obligation No. 603078236), as evidenced by, among other things, that certain Third Amended and Restated Promissory Note, dated November 27, 2002, executed and delivered by Pimlico to the order of PNC Bank in the stated principal amount of $11,118,966.76, and (3) the commercial loan that PNC Bank extended to Pimlico (Obligation No. 603078254), as evidenced by, among other things, that certain Amended and Restated Term Loan Note, dated November 27, 2002, executed and delivered by Pimlico to the order of PNC Bank in the stated principal amount of $4,954,151.69.

1.185 PNC Loan Documents: Collectively, any and all agreements (including, without limitation, the PNC Agreements), promissory notes, guaranties, mortgages, deeds of trust, indemnity deeds of trust, security agreements, Uniform Commercial Code financing statements, instruments and other documents (collectively, as amended, restated, supplemented or otherwise modified from time to time), executed and/or delivered with, to or in favor of PNC Bank in connection with the PNC Loans.

1.186 Prince George’s Racing:  Prince George’s Racing, Inc., a Maryland corporation.

1.187 Prince George’s Racing Stock:  Equity Interests in Prince George’s Racing.

1.188 Priority Claim:  A Priority Non-Tax Claim or a Priority Tax Claim, as the case may be.

1.189 Priority Non-Tax Claim:  Any Claim against the Debtors, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment in accordance with sections 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code, but only to the extent entitled to such priority.

1.190 Priority Tax Claim:  Any Claim of a governmental unit against the Debtors entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.191 Pro Rata Share:  With respect to Claims (a) within the same Class, the proportion that a Claim bears to the sum of all Claims, as the case may be, within such Class, (b) among all Classes, the proportion that a Class of Claims bears to the sum of all Claims, as the case may be. and (c) the proportion that a Claim bears to the sum of all Claims, as the case may be.

1.192 Proponents:  The Debtors, the Creditors’ Committee, MID and MID US Financing.

1.193 PSZJ:  Pachulski Stang Ziehl & Jones LLP.

1.194 Racetrack Television Network:  Racetrack Television Network LLC, a Delaware limited liability company.

1.195 Red Rock Adversary:  The litigation commenced by Redrock Administrative Services LLC and a group of simulcast sites by that certain Complaint for Declaratory and Other Relief, dated June 30, 2009, and styled Red Rock Administrative Services LLC et al. v. Magna Entertainment Corp. et al., Adversary Pro. No. 09-51155, which litigation is currently pending before the Bankruptcy Court.

1.196 Related Persons: With respect to any Entity, such predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former affiliates and each of their respective current and former members, partners, equity-holders, officers, directors, employees, managers, shareholders, partners,  financial advisors, attorneys, accountants, investment bankers, consultants, agents and professionals, or other representatives, each acting in such capacity, and any Entity claiming by or through any of them (including their respective officers, directors, managers, shareholders, partners, employees, members and professionals).

1.197 Released Parties:  Collectively, MID, MID Islandi, MID US Financing (and their respective professionals), each of the Debtors and their Affiliates, each of the Reorganized Debtors, each of the Individual Defendants and each of their respective current and former (to the extent employed or serving during the Chapter 11 Cases) members, partners, officers, directors, employees and managers; provided, however, that Joseph DeFrancis shall not be a included in the definition of  “Released Parties.”

1.198 Remington Escrow:  The amounts held in escrow by the Debtors reflecting the net proceeds from the sale of the assets of Remington Park, Inc.

1.199 Reorganized AmTote:  AmTote, from and after the Effective Date.

1.200 Reorganized AmTote Stock:  Duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized AmTote.

1.201 Reorganized Debtors:  The Debtors, as applicable, from and after the Effective Date, excluding any Debtor issuing MID Reorganized Debtor Stock.

1.202 Reorganized Debtors By-Laws:  The respective by-laws of the Reorganized Debtors, which shall be in substantially the form included in the Plan Supplement.

1.203 Reorganized Debtors Certificate of Incorporation:  The respective certificate of incorporation of the Reorganized Debtors, which shall be in substantially the form included in the Plan Supplement.

1.204 Reorganized Debtors Plan Administration Agreement:  The agreement prescribing the powers, duties and rights of the Reorganized Debtors Plan Administrator in administering the Plan that will be included in the Plan Supplement.

1.205 Reorganized Debtors Plan Administrator:  Person(s) or Entity to be retained, as of the Effective Date, by the Reorganized Debtors, upon the consent of MID and the Creditors’ Committee (which such consent not to be unreasonably withheld) as the employee responsible for, among other things, the matters described in Section 28.2 hereof.

1.206 Reorganized GPRA Commercial:  GPRA Commercial, from and after the Effective Date.

1.207 Reorganized GPRA Commercial Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized GPRA Commercial.

1.208 Reorganized Gulfstream Park Racing:  Gulfstream Park Racing, from and after the Effective Date.

1.209 Reorganized Gulfstream Park Racing Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Gulfstream Park Racing.

1.210 Reorganized L.A. Turf Club:  L.A. Turf Club, from and after the Effective Date.

1.211 Reorganized L.A. Turf Club Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized L.A. Turf Club.

1.212 Reorganized Laurel Racing:  Laurel Racing, from and after the Effective Date.

1.213 Reorganized Laurel Racing Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Laurel Racing.

1.214 Reorganized Laurel Racing Association:  Laurel Racing Association, from and after the Effective Date.

1.215 Reorganized Laurel Racing Association Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Laurel Racing Association.

1.216 Reorganized Magna Entertainment:  Magna Entertainment, from and after the Effective Date.

1.217 Reorganized Magna Entertainment Stock: The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Magna Entertainment.

1.218 Reorganized Maryland Jockey Club:  Maryland Jockey Club, from and after the Effective Date.

1.219 Reorganized Maryland Jockey Club Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Maryland Jockey Club.

1.220 Reorganized Maryland Jockey Club of Baltimore City:  The Maryland Jockey Club of Baltimore City, from and after the Effective Date.

1.221 Reorganized Maryland Jockey Club of Baltimore City Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized The Maryland Jockey Club of Baltimore City.

1.222 Reorganized MEC Dixon:  MEC Dixon, from and after the Effective Date.

1.223 Reorganized MEC Dixon Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized MEC Dixon.

1.224 Reorganized MEC Holdings:  MEC Holdings, from and after the Effective Date.

1.225 Reorganized MEC Holdings Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized MEC Holdings.

1.226 Reorganized MEC Land Holdings:  MEC Land Holdings, from and after the Effective Date.

1.227 Reorganized MEC Land Holdings Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized MEC Holdings.

1.228 Reorganized MEC Lone Star:  MEC Lone Star, from and after the Effective Date, if the LSP Sale has not been consummated prior to the Effective Date.

1.229 Reorganized MEC Lone Star Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized MEC Lone Star.

1.230 Reorganized MEC Maryland Investments:  MEC Maryland, from and after the Effective Date.

1.231 Reorganized MEC Maryland Investments Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized MEC Maryland.

1.232 Reorganized MEC Pennsylvania:  MEC Pennsylvania, from and after the Effective Date.

1.233 Reorganized MEC Pennsylvania Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interests in  Reorganized MEC Pennsylvania.

1.234 Reorganized MJC Debtors:  Reorganized Laurel Racing, Reorganized Pimlico, Reorganized Laurel Racing Association, Reorganized Maryland Jockey Club, Reorganized Maryland Racing, Reorganized Prince George’s Racing, Reorganized Southern Maryland AA, Reorganized Southern Maryland Racing or Reorganized The Maryland Jockey Club of Baltimore City.

1.235 Reorganized MJC Debtors’ Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interests in the Reorganized MJC Debtors.

1.236 Reorganized Old RP:  Old RP, from and after the Effective Date.

1.237 Reorganized Old RP Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Old RP.

1.238 Reorganized Pacific Racing:  Pacific Racing, from and after the Effective Date.

1.239 Reorganized Pacific Racing Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Pacific Racing.

1.240 Reorganized Palm Meadows Training Center:  Palm Meadows Training Center, from and after the Effective Date.

1.241 Reorganized Palm Meadows Training Center Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Palm Meadows Training Center.

1.242 Reorganized Pimlico:  Pimlico, from and after the Effective Date.

1.243 Reorganized Pimlico Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Pimlico.

1.244 Reorganized Prince George’s Racing:  Prince George’s Racing, from and after the Effective Date.

1.245 Reorganized Prince George’s Racing Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Prince George’s Racing.

1.246 Reorganized Santa Anita Companies:  Santa Anita Companies, from and after the Effective Date.

1.247 Reorganized Santa Anita Companies Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Santa Anita Companies.

1.248 Reorganized Southern Maryland Racing:  Southern Maryland Racing, from and after the Effective Date.

1.249 Reorganized Southern Maryland Racing Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Maryland Racing.

1.250 Reorganized Southern Maryland AA:  Southern Maryland AA, from and after the Effective Date.

1.251 Reorganized Southern Maryland AA Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Southern Maryland AA.

1.252 Reorganized Sunshine Meadows:  Sunshine Meadows, from and after the Effective Date.

1.253 Reorganized Sunshine Meadows Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Sunshine Meadows.

1.254 Reorganized Thistledown:  Thistledown, from and after the Effective Date, if the Thistledown Sale has not been consummated prior to the Effective Date.

1.255 Reorganized Thistledown Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock (or, subject to the Thistledown Option, limited liability company membership interests) or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized Thistledown.

1.256 Reorganized 30000 Maryland:  30000 Maryland, from and after the Effective Date.

1.257 Reorganized 30000 Maryland Stock:  The duly authorized, validly issued and outstanding shares of preferred stock, common stock or any interest or right to convert into such an equity interest or acquire any equity interest of Reorganized 30000 Maryland.

1.258 Santa Anita Commercial Enterprises:  Santa Anita Commercial Enterprises, Inc., a Delaware corporation.

1.259 Santa Anita Companies:  The Santa Anita Companies, Inc., a Delaware corporation.

1.260 Santa Anita Companies Stock:  Equity Interests in Santa Anita Companies.

1.261 Schedules:  The respective schedules of assets and liabilities, the list of Equity Interests, and the statements of financial affairs filed by the Debtors in accordance with section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended on or prior to the Effective Date.

1.262 Secured Claim:  A Claim against the estate of any of the Debtors, other than the BMO Claim, the PNC Claim, the Wells Fargo Claim or the MID Claims, (a) secured by a valid, perfected and unavoidable Lien on Collateral or (b) subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Collateral or to the extent of the amount subject to setoff, as applicable, as determined in accordance with section 506(a) of the Bankruptcy Code or as otherwise agreed to, in writing, by (1) any of the Debtors and the holder of such Claim or (2) any of the Reorganized Debtors or MID Transferee and the holder of such Claim; provided, however, that, to the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, the unsecured portion of such Claim shall be treated as a Non-MJC General Unsecured Claim or MJC Claim, as applicable, unless, in any such case, the Class of which such Claim is a part makes a valid and timely election in accordance with section 1111(b) of the Bankruptcy Code to have such Claim treated as a Secured Claim to the extent allowed.

1.263 Shared Insurance Policies:  Shared Insurance Policies means any of the insurance policies identified in the Plan Supplement, as such exhibit may be amended by Debtors from time to time prior to the Effective Date.

1.264 7.25% Indenture:  The Indenture, dated December 2, 2002, between Magna Entertainment, as issuer, and The Bank of New York Mellon, as trustee, pursuant to which the 7.25% Notes were issued.

1.265 7.25% Notes:  The 7.25% Convertible Subordinated Notes, due December 15, 2009, issued by Magna Entertainment pursuant to the 7.25% Indenture, of which the principal amount of $75,000,000.00 was outstanding on the applicable Petition Date.

1.266 7.25% Note Claim:  A Claim or Equity Interest against Magna Entertainment arising under or in connection with the 7.25% Notes.

1.267 Southern Maryland AA:  Southern Maryland Agricultural Association, a Maryland general partnership.

1.268 Southern Maryland AA Stock:  Equity Interests in Southern Maryland AA.

1.269 Southern Maryland Racing:  Southern Maryland Racing, Inc., a Maryland corporation.

1.270 Southern Maryland Racing Stock:  Equity Interests in Southern Maryland Racing.

1.271 Subordinated Claim:  Any Claim determined pursuant to a Final Order to be subordinated in accordance with section 510(c) of the Bankruptcy Code under the principles of equitable subordination or otherwise and any Claim against the Debtors or the Debtors’ estates, proof of which was filed on or after the date designated by the Bankruptcy Court or established by the Bankruptcy Code as the last date for filing such proof of claim against the applicable Debtors or the Debtors’ estates that has not become an Allowed Claim.

1.272 Subordinated Notes:  The 7.25% Notes and the 8.55% Notes.

1.273 Sunshine Meadows:  Sunshine Meadows Racing, Inc., a Delaware corporation.

1.274 Sunshine Meadows Stock:  Equity Interests in Sunshine Meadows.

1.275 The Maryland Jockey Club:  Laurel Racing, Pimlico, Laurel Racing Association, Maryland Jockey Club, Maryland Racing, Prince George’s Racing, Southern Maryland AA, Southern Maryland Racing and The Maryland Jockey Club of Baltimore City.

1.276 The Maryland Jockey Club Stock:  The Laurel Racing Stock, Pimlico Stock, Laurel Racing Association Stock, Maryland Jockey Club Stock, Maryland Racing Stock, Prince George’s Racing Stock, Southern Maryland AA Stock, Southern Maryland Racing Stock and The Maryland Jockey Club of Baltimore City Stock.

1.277 The Maryland Jockey Club of Baltimore City:  The Maryland Jockey Club of Baltimore City, Inc., a Maryland corporation.

1.278 The Maryland Jockey Club of Baltimore City Stock:  Equity Interests in The Maryland Jockey Club of Baltimore City.

1.279 Thistledown:  Thistledown, Inc., an Ohio corporation or the Delaware limited liability company into which Thistledown has been converted prior to the Effective Date pursuant to the Thistledown Option, if exercised.

1.280 Thistledown Option:  The option of MID Transferee to require Thistledown, subject to the terms and conditions contained in any binding agreement to sell Thistledown, to convert into a Delaware limited liability company prior to the Effective Date; provided, however, that, in the event that MID US Financing fails to notify Magna Entertainment and the Creditors’ Committee, in writing, of its intended exercise of such option by the date five (5) days prior to the Ballot Date, MID US Financing shall be deemed to have exercised the option to not require Thistledown to convert into a Delaware limited liability company.

1.281 Thistledown Sale:  The sale of either the Thistledown Stock or substantially all of the Assets of Thistledown.

1.282 Thistledown Sale Proceeds:  The proceeds from the sale of Thistledown or its Assets received by the Debtors, net of the sum of (i) all reasonable professional fees, including, but not limited to, the fees of Miller Buckfire, brokers’ fees paid on an arm’s-length basis, filing fees, commissions, sales tax and other direct costs and expenses of such transaction, (ii) any amounts necessary to repay or otherwise satisfy all Permitted Liens (as defined in the DIP Agreement) attaching to Thistledown or its Assets in accordance with the DIP Agreement, and (iii) any and all cure costs associated with unexpired leases and executory contracts assumed and assigned to the purchaser in connection with the Thistledown Sale that are not paid by the purchaser; provided, however, that for purposes of paying any such costs that are netted in the calculation of the Thistledown Sale Proceeds, such amounts shall be paid on a pro rata basis based on the Creditor Thistledown Sale Proceeds and the MID Thistledown Sale Proceeds, out of such proceeds.

1.283 Thistledown Stock:  Equity Interests in Thistledown.

1.284 Thistledown Trust:  The Entity to be created on or subsequent to the Confirmation Date, to hold, for the benefit of the holders of Thistledown Trust Interests, as its sole assets, the Reorganized Thistledown Stock and all of the Assets of Reorganized Thistledown, in the event that the Debtors have not consummated the Thistledown Sale and received the Thistledown Sale Proceeds as of the Effective Date.

1.285 Thistledown Trust Agreement:  In the event that the Thistledown Trust is created, the Thistledown Trust Agreement, pursuant to which the Thistledown Trustee shall manage, administer, operate and liquidate the Assets contained in the Thistledown Trust, either the Reorganized Thistledown Stock or substantially all of the Assets of Reorganized Thistledown, as the case may be, and distribute the Thistledown Sale Proceeds.

1.286 Thistledown Trust Board:  In the event that the Thistledown Trust is created, the Persons selected by the Debtors, the Creditors’ Committee and MID or any replacements thereafter selected in accordance with the provisions of the Thistledown Trust Agreement.

1.287 Thistledown Trustee:  In the event that the Thistledown Trust is created, the Entity to be identified in the Plan Supplement, or such other Entity appointed by the Thistledown Trust Board and approved by the Bankruptcy Court to administer the Thistledown Trust in accordance with provisions of Article XX hereof and the Thistledown Trust Agreement.

1.288 Thistledown Trust Interests:  In the event that the Thistledown Trust is created, beneficial interests in the Thistledown Trust to be allocated to holders of MID Claims, Allowed Non-MJC General Unsecured Claims, Allowed 8.55% Note Claims and Allowed 7.25% Note Claims, as set forth in Articles VI, XI, and XII of the Plan.

1.289 30000 Maryland:  30000 Maryland Investments LLC, a Delaware corporation.

1.290 30000 Maryland Stock:  Equity Interests in 30000 Maryland.

1.291 2008 Loan Agreement:  The 2008 Loan Agreement, dated December 1, 2008, between Magna Entertainment, as borrower, and MID Islandi, as lender, and the guarantors named therein.

1.292 2008 Loan Claim:  Collectively, any and all Claims against Magna Entertainment arising from or relating to the 2008 Loan Agreement and the 2008 Loan Guarantee Claims.

1.293 2008 Loan Guarantee Claim:  Any and all Claims of MID Islandi against Pacific Racing, MEC Land Holdings, The Santa Anita Companies, L.A. Turf Club, Southern Maryland AA, Laurel Racing Association, The Maryland Jockey Club of Baltimore City, Southern Maryland Racing, Thistledown, MEC Maryland, or 30000 Maryland arising from or relating to such Debtors’ guarantees of Magna Entertainment’s obligations arising from or relating to the 2008 Loan Agreement.

1.294 1180482 Ontario:  1180482 Ontario Inc., an Ontario corporation.

1.295 UCC:  The Uniform Commercial Code, as in effect from time to time in the State of New York.

1.296 Wells Fargo Agreement:  The Term Loan Credit Agreement, dated October 8, 2004, between Santa Anita Companies, as borrower, and Wells Fargo Bank, N.A., as lender.

1.297 Wells Fargo Claim:  Any and all Claims against Santa Anita Companies arising from or relating to the Wells Fargo Agreement and the Allowed Wells Fargo Guarantee Claim.

1.298 Wells Fargo Guarantee Claim:  Any and all Claims against L.A. Turf Club, arising from or relating to L.A. Turf Club’s guarantee of The Santa Anita Companies’ obligations arising from or relating to the Wells Fargo Agreement.

1.299 XpressBet:  XpressBet, Inc., a Delaware corporation or the Delaware limited liability company into which XpressBet has been converted prior to the Effective Date pursuant MID Transferee’s option, if exercised, in clause (i) of the definition of XpressBet Option.

1.300 XpressBet Option: The option of MID Transferee to (i) acquire the Equity Interests held by Reorganized Magna Entertainment in XpressBet, (ii) require XpressBet to convert into a Delaware limited liability company prior to the Effective Date and acquire on the Effective Date the Equity Interests held by Reorganized Magna Entertainment in XpressBet (as converted into a Delaware limited liability company) or (iii) acquire on the Effective Date the Assets of XpressBet identified in the Plan Supplement; provided, however, that, in the event that MID US Financing fails to notify Magna Entertainment and the Creditors’ Committee of its intended exercise of such option by the date five (5) days prior to the Ballot Date, MID US Financing shall be deemed to have exercised the option to acquire the Equity Interests held by Reorganized Magna Entertainment in XpressBet pursuant to clause (i) of this definition.

1.301 Other Definitions:  Unless the context otherwise requires, any capitalized term used and not defined herein or elsewhere in the Plan that is defined in the Bankruptcy Code shall have the meaning assigned to that term in the Bankruptcy Code.  Unless otherwise specified, (a) all section, schedule or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time and (b) all references to dollars are to the lawful currency of the United States of America.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II

COMPROMISE AND SETTLEMENT OF COMMITTEE LITIGATION

2.1 Compromise and Settlement:  Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided hereunder, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies relating to the rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Equity Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Equity Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that all such compromises or settlements (i) are in the best interests of (x) the Debtors, the Reorganized Debtors and their respective estates and property, and (y) Claim and Equity Interest holders, and (ii) are fair, equitable and reasonable.  The Plan sets forth, and is expressly conditioned upon, a proposed compromise and settlement of the Committee Litigation, including the Individual Defendant Claims (and satisfaction of the Debtors’ indemnification of the liability of the Individual Defendants arising out of Individual Defendant Claims), between the Creditors’ Committee, MID, MID US Financing, the Debtors and the other defendants named therein.  To implement the settlement in accordance with the Plan, the parties have agreed to the following terms and conditions:

(a) Resolution of the Committee Litigation:  On the Effective Date, the Committee Litigation shall be dismissed in its entirety, with prejudice, and all claims in respect thereof, including Individual Defendant Claims, shall be fully and forever released.

(b) Satisfaction of the MID Claims : Pursuant to Section 6.1 hereof, in full satisfaction, settlement, release and discharge of and in exchange for the MID Claims, on the Effective Date:

(i) MID Transferee shall receive the MID LSP Sale Proceeds, or if the LSP Sale has not been consummated prior to the Effective Date, entitling MID Transferee to receive the MID LSP Sale Proceeds;

(ii) MID Transferee shall receive the MID Thistledown Sale Proceeds, or if the Thistledown Sale has not been consummated prior to the Effective Date, Thistledown Trust Interests, entitling MID Transferee to receive the MID Thistledown Sale Proceeds;

(iii) The MID Reorganized Debtor Stock shall be issued to MID Transferee;

(iv) The MID Reorganized Debtor Assets shall be conveyed to MID Transferee;

(v) MID Transferee shall receive the PA Meadows Proceeds or, in the event that the PA Meadows Litigation has not been settled or resolved by a Final Order, at the option of MID Transferee (1) the PA Meadows Litigation will be assigned to MID, (2) MID Transferee shall be substituted as plaintiff in the PA Meadows Litigation and (3) MID Transferee shall indemnify the Debtors from any and all claims arising from or relating to the PA Meadows Litigation and the events set forth therein;

(vi) The MID Non-Debtor Assets shall be conveyed to MID Transferee pursuant to the MID Asset Transfer Agreement;

(vii) MID shall receive an assignment of the Shared Insurance Policies, including an assignment of rights of recovery for the Debtors indemnification of the Individual Defendants’ liability in connection with the Individual Defendant Claims; and

(viii) MID, MID US Financing and the other Entities identified in Article XXXV hereof shall receive releases.

(c) Satisfaction of Allowed Non-MJC General Unsecured Claims, Allowed 8.55% Note Claims, Allowed 7.25% Note Claims and MJC Claims:  As a result of the compromise and settlement, pursuant to Articles XI through XIII hereof, in full satisfaction, settlement, release and discharge of and in exchange for their Claims, each holder of an Allowed Non-MJC General Unsecured Claims, Allowed 8.55% Note Claims and Allowed 7.25% Note Claims shall receive in full satisfaction, settlement, release and discharge of and in exchange for their Claims their Pro Rata Share of Creditor Cash and Operating Trust Interests, if applicable, and holders of Allowed MJC Claims shall receive the treatment set forth in Section 14.1 hereof.

(d) MID Obligations: On and after the Effective Date, MID US Financing shall pay to the Disbursing Agent (i) the Committee Litigation Settlement Payment, (ii) the MID Litigation Cash Consideration and (iii) the MID Cash Consideration.  On or after the Effective Date, MID US Financing shall pay and discharge in full (i) the Allowed MJC Claims and (ii) the Allowed PNC Claim.

(e) Reorganized Debtors Obligations:  In addition to making the distributions set forth in Articles III through XV of the Plan, pursuant to the compromise and settlement, including the releases granted in connection with the Individual Defendant Claims and the avoidance of any potential indemnification claim arising from the Committee Litigation, on and after the Effective Date, the Reorganized Debtors shall:

(i) Pay KLNF that portion of the KLNF Contingency Fee payable from the Committee Litigation Settlement Payment;

(ii) Use their reasonable best efforts to consummate, as applicable, the LSP Sale and Thistledown Sale and, upon consummation of each such transaction, pay KLNF such portion of the KLNF Contingency Fee payable from the Creditor LSP Sale Proceeds or Creditor Thistledown Sale Proceeds, as applicable or, if applicable, cause the Operating Trustee to pay KLNF such portion of the KLNF Contingency Fee;

(iii) Pay KLNF, PSZJ, Fasken Martineau and members of the Creditors’ Committee the Litigation Expenses, payable from the MID Litigation Cash Consideration in accordance with a schedule to be provided from the Creditors’ Committee;

(iv) Take such steps as are necessary to effect the transfer of the MID Reorganized Debtor Assets to MID Transferee and to cause MEC Canada, MEC Media and XpressBet to effect the transfer of the MID Non-Debtor Assets to MID Transferee, including, without limitation, (i) the assignment in recordable form of all title to real property, trademarks, copyrights and other intellectual property, (ii) the release of the Remington Escrow, (iii) the transfer of all Cash and Cash Equivalents in any account of the applicable Debtors, including Cash or Cash Equivalents held as security deposits in respect of Claims satisfied and discharged hereunder, (iv) the substitution of MID Transferee as plaintiff in any pending cause of action, including the PA Meadows Litigation, (v) the assignment to MID Transferee of any receivable or other claim of any applicable Debtor, (vi) on the Effective Date, the assignment to MID of the Debtors’ insurance coverage under any of the Shared Insurance Policies and (vii) execution and delivery of the appropriate instruments of transfer and bills of sale.

(f) Operating Trust.  In the event that the Thistledown Sale has not been consummated as of the Effective Date, the Assets of such Entity and the Reorganized Thistledown Stock shall be transferred to the Thistledown Trust.  The Operating Trustee shall oversee the ongoing operations until the Thistledown Sale is consummated.

(g) Post-Effective Date Funding Obligations.  In the event that the Operating Trust is created, MID Transferee and the Creditors’ Committee agree that the operations of the Operating Trust shall be funded jointly by MID Transferee and the Creditors’ Committee pursuant to Article XX hereof and the Operating Trust Agreement.

(h) Post-Effective Date LSP Funding: From and after the Effective Date and until the LSP Sale is consummated, the Disbursing Agent, through the use of Creditor Cash and funds from MID US Financing, shall fund one hundred percent (100%) of the costs and expenses incurred in connection with the operations of the Assets of MEC Lone Star on a pro rata basis based upon the Creditor LSP Sale Proceeds and the MID LSP Sale Proceeds.

ARTICLE III

PROVISIONS FOR PAYMENT OF
ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

3.1 Administrative Expense Claims:  Subject to the provisions of Sections 2.1(d) and 24.2 hereof, on the later to occur of (a) the Effective Date and (b) the date on which an Administrative Expense Claim shall become an Allowed Claim, upon receipt of sufficient funds from MID Transferee, the Disbursing Agent shall (i) pay to each holder of an Allowed Administrative Expense Claim, in Cash, the full amount of such Allowed Administrative Expense Claim or (ii) satisfy and discharge such Allowed Administrative Expense Claim in accordance with the terms and conditions of the agreements with respect thereto.

3.2 Payment of Priority Tax Claims:  Subject to the provisions of Sections 2.1(d) and 24.2 hereof, on the Effective Date, each holder of an Allowed Priority Tax Claim shall be entitled to receive distributions in an amount equal to the full amount of such Allowed Priority Tax Claim.  At the option and discretion of MID Transferee, which option shall be exercised, in writing, on or prior to the commencement of the Confirmation Hearing, upon receipt of sufficient funds from MID Transferee, such payment shall be made by the Disbursing Agent (a) in full, in Cash, on the Effective Date, (b) in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, in full, in Cash, in equal quarterly installments, commencing on the first (1st) Business Day following the Effective Date and ending on the fifth (5th) anniversary of the commencement of the Chapter 11 Cases, together with interest accrued thereon at a rate of four and one-quarter percent (4.25%) per annum or at such other rate as determined by the Bankruptcy Court and set forth in the Confirmation Order, or (c) by mutual agreement of the holder of such Allowed Priority Tax Claim and the Debtors or Reorganized Debtors (as directed by MID or MID Transferee), as the case may be.

3.3 Debtor in Possession Financing:  On the Effective Date, (a) a portion of the cash held in the Remington Escrow shall be used to pay and satisfy in full all outstanding DIP Obligations, (b) the Debtors shall be relieved of any and all other obligations with respect thereto and (c) all Liens and other encumbrances granted pursuant to the DIP Orders with respect to the property and interests in property claimed by the Debtors shall be released.

ARTICLE IV

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

Claims and Equity Interests are classified as follows:

4.1 Class 1                                – Priority Non-Tax Claims

4.2 Class 2                                – MID Claims

4.3 Class 3                                – Wells Fargo Claim

4.4 Class 4                                – PNC Claim

4.5 Class 5                                – BMO Claim

4.6 Class 6                                – Secured Claims

4.7 Class 7                                – 8.55% Note Claims

4.8 Class 8                                – 7.25% Note Claims

4.9 Classes 9 through 261          – Non-MJC General Unsecured Claims

4.10 Classes 27 through 34   – MJC Claims

4.11 Class 35                            – General Liability Insured Litigation Claims

4.12 Class 36                            – Subordinated Claims

4.13 Classes 37 through 62   – Equity Interests

ARTICLE V

PROVISION FOR TREATMENT OF PRIORITY NON-TAX CLAIMS (CLASS 1)

5.1 Payment of Allowed Priority Non-Tax Claims (Class 1):  Subject to the provisions of Sections 2.1(d) and 24.2 hereof, unless otherwise mutually agreed upon by the holder of an Allowed Priority Non-Tax Claim and MID Transferee, upon the Disbursing Agent’s receipt of sufficient funds from the MID Transferee, each holder of an Allowed Priority Non-Tax Claim shall receive from the Disbursing Agent in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Priority Non-Tax Claim, Cash in an amount equal to such Allowed Priority Non-Tax Claim on the later of the Effective Date and the date such Allowed Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is possible.

ARTICLE VI

PROVISION FOR TREATMENT OF MID CLAIMS (CLASS 2)

6.1 Treatment of MID Claims:  Subject to the provisions of Section 2.1(d) and 24.2 hereof, the holder of the MID Claims shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for such MID Claims:

(a) On the Effective Date, (i) the MID LSP Sale Proceeds and the MID Thistledown Sale Proceeds, if any, or (ii) if the Operating Trust  is created the Thistledown Trust Interests, entitling the holder of the MID Claims to receive the MID LSP Sale Proceeds and the

_______________________
1 Annexed as Exhibits “A” and “B” are schedules setting forth Non-MJC General Unsecured Claim Classes and MJC Claim Classes.

MID Thistledown Sale Proceeds, as soon as practicable upon consummation of the LSP Sale and/or Thistledown Sale, if any, as applicable;

(b) On the Effective Date or as otherwise provided in the Plan Supplement:

(i) The PA Meadows Proceeds or, in the event that the PA Meadows Litigation has not been settled or resolved by Final Order, the PA Meadows Litigation shall be assigned to MID; provided, however, that notwithstanding anything to the contrary, including, without limitation, Article XXXV of the Plan, the Plan shall not limit or impair any defenses (including, but not limited to, any rights of setoff preserved or permitted under the Bankruptcy Code or rights of recoupment under applicable law) that have been asserted by PA Meadows in connection with the PA Meadows Litigation, whether the PA Meadows Litigation is assigned to MID Transferee or retained by the estate;

(ii) the MID Non-Debtor Assets;

(iii) the MID Reorganized Debtor Stock; and

(iv) the MID Reorganized Debtor Assets;

(c) Notwithstanding the foregoing, the Reorganized GPRA Commercial Stock shall be transferred to the MID Transferee immediately prior to the transfer of the Reorganized Gulfstream Park Racing Stock and all the parties (including, without limitation, the Debtors or the Reorganized Debtors) agree to report such transfers consistently with the foregoing for federal, state and local income tax purposes.

ARTICLE VII

PROVISION FOR TREATMENT OF WELLS FARGO CLAIM (CLASS 3)

7.1 Treatment of Allowed Wells Fargo Claim:  Subject to the provisions of Sections 2.1(d) and 24.2 hereof, unless otherwise mutually agreed upon by the holder of the Allowed Wells Fargo Claim and MID Transferee, on the Effective Date, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Wells Fargo Claim, the holder of the Allowed Wells Fargo Claim  shall receive payment of such holder’s Allowed Wells Fargo Claim in Cash.

ARTICLE VIII

PROVISION FOR TREATMENT OF PNC CLAIM (CLASS 4)

8.1 Treatment of Allowed PNC Claim:  Subject to the provisions of Sections 2.1(d) and 24.2 hereof, on the Effective Date, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed PNC Claim, each holder of an Allowed PNC Claim shall receive payment of such holder’s Allowed PNC Claim in Cash.  The terms and conditions of

Section 24.3 of the Plan shall not apply to the payment due to PNC Bank under Section 8.1 hereof.

ARTICLE IX

PROVISION FOR TREATMENT OF BMO CLAIM (CLASS 5)

9.1 Treatment of Allowed BMO Claim:  Subject to the provisions of Sections 2.1(d) and 24.2 hereof, unless otherwise mutually agreed upon by the holder of the Allowed BMO Claim and MID Transferee, on the Effective Date, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed BMO Claim, the holder of the Allowed BMO Claim shall receive payment in full of such holder’s Allowed BMO Claim in Cash.

ARTICLE X

PROVISION FOR TREATMENT OF SECURED CLAIMS (CLASS 6)

10.1 Treatment of Allowed Secured Claims:  Subject to the provisions of Sections 2.1(d) and 24.2 hereof, on or after the Effective Date, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Secured Claim, the holders of Allowed Secured Claims shall receive one of the following distributions: (i) the payment of such holder’s Allowed Secured Claim in Cash; (ii) the sale or disposition proceeds of the property securing an Allowed Secured Claim to the extent of the value of their respective interests in such property; (iii) the surrender to the holders of the Allowed Secured Claims of the property securing such Claim; (iv) such other distributions as shall be necessary to satisfy the requirements of chapter 11 of the Bankruptcy Code, including, without limitation, the payment of interest with respect thereto, at the lesser of (a) the non-default rate set forth in the applicable contractual documentation and (b) the rate applicable pursuant to applicable non-bankruptcy law as determined by the Bankruptcy Court, or (v) such other treatment as may be agreed upon by MID Transferee and holder of the Allowed Secured Claim.  The manner and treatment of Allowed Secured Claims shall be determined by MID Transferee, subject to the consent of the Debtors, in writing, to be received by the holder of the Secured Claim two (2) business days prior to the Ballot Date.

ARTICLE XI

PROVISION FOR TREATMENT OF 8.55% NOTE CLAIMS (CLASS 7)

11.1 Payment of Allowed 8.55% Note Claims:  Commencing on the Effective Date, each holder of an Allowed 8.55% Note Claim shall receive on account of such Allowed 8.55% Note Claim:

(a) Subject to the provisions of Sections 2.1(d) and 24.2 hereof, on the Effective Date, distributions of such holder’s Pro Rata Share of Creditor Cash; and

(b) In the event that the Operating Trust is created, such holder’s Pro Rata Share of the Thistledown Trust Interests, as applicable.

ARTICLE XII

PROVISION FOR TREATMENT OF 7.25% NOTE CLAIMS (CLASS 8)

12.1 Payment of Allowed 7.25% Note Claims:  Commencing on the Effective Date, each holder of an Allowed 7.25% Note Claim shall receive on account of such Allowed 7.25% Note Claim:

(a) Subject to the provisions of Sections 2.1(d) and 24.2 hereof, on the Effective Date, distributions of such holder’s Pro Rata Share of Creditor Cash; and

(b) In the event that the Operating Trust is created, such holder’s Pro Rata Share of the Thistledown Trust Interests, as applicable.

ARTICLE XIII

PROVISION FOR TREATMENT OF NON-MJC GENERAL UNSECURED CLAIMS (CLASSES 9–26)

13.1 Payment of Allowed Non-MJC General Unsecured Claims:

(a) Commencing on the Effective Date, each holder of an Allowed Non-MJC General Unsecured Claim (other than holders of 8.55% Note Claims and 7.25% Note Claims, which shall receive the treatment set forth in Sections 11.1 and 12.1 hereof, respectively) shall receive on account of such Allowed Non-MJC General Unsecured Claim:

(i) Subject to the provisions of Sections 2.1(d) and 24.2 hereof, on the Effective Date, distributions of such holder’s Pro Rata Share of Creditor Cash; and

(ii) In the event that the Operating Trust is created, such holder’s Pro Rata Share of the Thistledown Trust Interests.

(b) Notwithstanding the provisions of Section 13.1(a) hereof, holders of Claims in Class 9 shall receive an additional distribution (the “Additional Distribution”) such that the total recovery of holders of Claims in Class 9 will be, in the aggregate and on a numerical basis, twenty-nine percent (29%) higher than the recovery of holders of other Allowed Non-MJC General Unsecured Claims, when expressing the recovery of such holders as a percentage.  Such amount shall be an additional amount in excess of what such holders are otherwise entitled to receive pursuant to the Plan as holders of Allowed Non-MJC General Unsecured Claims (after determining the amount of such distributions without regard to the Additional Distribution).  The Additional Distribution shall be funded fifty percent (50%) from Creditor Cash and fifty percent (50%) from MID Transferee and paid, to the extent each Claim is allowed, at the time of the initial distribution pursuant to the Plan; provided, however, that, to the extent the amount of Allowed Claims in Class 9 are, in the aggregate, less than One

Million Four Hundred Thousand Dollars ($1,400,000.00), the amount of unpaid distributions will be returned fifty percent (50%) to MID Transferee and fifty percent (50%) to Creditor Cash.

ARTICLE XIV

PROVISION FOR TREATMENT OF

MJC CLAIMS (CLASSES 27-34)

14.1 Treatment of Allowed MJC Claims:  Subject to the provisions of Sections 2.1(d) and 24.2 hereof, unless otherwise mutually agreed upon by the holder of an Allowed MJC Claim and MID Transferee, MID Transferee shall pay to each holder of an Allowed MJC Claim in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed MJC Claim, Cash in an amount equal to one hundred percent (100%) of such holder’s Allowed MJC Claim on the Effective Date.

ARTICLE XV

PROVISION FOR TREATMENT OF INSURED LITIGATION CLAIMS (CLASS 35)

15.1 Assumption of General Liability Insurance Policies:  On the Effective Date, Reorganized Magna Entertainment shall assume and, to the extent the applicable coverage period extends beyond the Effective Date, all General Liability Insurance Policies and each General Liability Insurance Carrier providing insurance pursuant to a General Liability Insurance Policy shall continue to provide coverage to the Reorganized Debtors in accordance with the terms and provisions set forth therein, including, without limitation, remitting to Reorganized Magna Entertainment such amounts of excess collateral or surplus premiums in accordance with the General Liability Insurance Policy.

15.2 Treatment of Allowed General Liability Insured Litigation Claims:  Unless otherwise mutually agreed upon by the holder of an Allowed General Liability Insured Litigation Claim and the Debtors or the Reorganized Debtors, as the case may be, each holder of an Allowed General Liability Insured Litigation Claim shall be entitled, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed General Liability Insured Litigation Claim, to proceed with the liquidation of such Claim, including any litigation pending as of the Petition Date and seek recovery from the applicable General Liability Insurance Carrier; provided, however, that, upon the settlement or resolution of the litigation underlying the Allowed General Liability Insured Litigation Claim, such Claim shall be treated as a Non-MJC General Unsecured Claim or a MJC General Unsecured Claim, as the case may be, to the extent any such settlement or judgment is not covered by insurance.

ARTICLE XVI

SUBORDINATED CLAIMS (CLASS 36)

16.1 Treatment of Allowed Subordinated Claims: Each holder of an Allowed Subordinated Claim shall receive no distribution for and on account of such Claim.

ARTICLE XVII

PROVISIONS FOR TREATMENT OF EQUITY INTERESTS (CLASSES 37 – 62)

17.1 Treatment of MEC Maryland Investments Stock (Class 37):  On the Effective Date, (a) the MEC Maryland Investments Stock, shall be cancelled and the holder of MEC Maryland Investments Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized MEC Maryland Investments Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof; provided, however, that, in the event the MID Transferee elects to acquire Reorganized AmTote Stock pursuant to the AmTote Option, the Reorganized MEC Maryland Investments Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator.

17.2 Treatment of AmTote Stock (Class 38):  On the Effective Date, (a) the AmTote Stock, shall be cancelled and the holder of AmTote Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan  and (b) the Reorganized AmTote Stock shall be issued and distributed in accordance with the terms and provisions of Sections 6.1 hereof; provided, however, that, in the event the MID Transferee elects to acquire Reorganized MEC Maryland Investments Stock pursuant to the AmTote Option, the Reorganized AmTote Stock shall be issued and distributed to the Reorganized 30000 Maryland.

17.3 Treatment of GPRA Commercial Stock (Class 39):  On the Effective Date, (a) the GPRA Commercial Stock, shall be cancelled and the holder of GPRA Commercial Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized GPRA Commercial Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.4 Treatment of Gulfstream Park Racing Stock (Class 40):  On the Effective Date, (a) the Gulfstream Park Racing Stock, shall be cancelled and the holder of Gulfstream Park Racing Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Gulfstream Park Racing Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.5 Treatment of L.A. Turf Club Stock (Class 41):  On the Effective Date, (a) the L.A. Turf Club Stock, shall be cancelled and the holder of L.A. Turf Club Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized L.A. Turf Club Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.6 Treatment of Magna Entertainment Stock (Class 42):  On the later to occur of the Effective Date and the date the LSP Sale is consummated, (a) the Magna Entertainment Stock, shall be cancelled and the holders of Magna Entertainment Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Magna Entertainment Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator.

17.7 Treatment of MEC Land Holdings Stock (Class 43):  On the Effective Date, (a) the MEC Land Holdings Stock, shall be cancelled and the holder of MEC Land Holdings Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized MEC Land Holdings Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator.

17.8 Treatment of Pacific Racing Stock (Class 44):  On the Effective Date, (a) the Pacific Racing Stock, shall be cancelled and the holder of  Pacific Racing Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Pacific Racing Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.9 Treatment of Santa Anita Companies Stock (Class 45):  On the Effective Date, (a) the Santa Anita Companies Stock, shall be cancelled and the holder of Santa Anita Companies Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Santa Anita Companies Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator.

17.10 Treatment of Palm Meadows Training Center Stock (Class 46):  On the Effective Date, (a) the Palm Meadows Training Center Stock, shall be cancelled and the holder of  Palm Meadows Training Center Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Palm Meadows Training Center Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.11 Treatment of MEC Pennsylvania Stock (Class 47):  On the Effective Date, (a) the MEC Pennsylvania Stock, shall be cancelled and the holder of MEC Pennsylvania Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized MEC Pennsylvania Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator.

17.12 Treatment of Pimlico Stock (Class 48):  On the Effective Date, (a) the Pimlico Stock, shall be cancelled and the holders of Pimlico Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Pimlico Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator; provided, however, that, in the event the MID Transferee elects to acquire Reorganized Pimlico Stock pursuant to the MJC Option, the Reorganized Pimlico Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.13 Treatment of Prince George’s Racing Stock (Class 49):  On the Effective Date, (a) the Prince George’s Racing Stock, shall be cancelled and the holder of Prince George’s Racing Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Prince George’s Racing Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator; provided, however, that, in the event the MID Transferee elects to acquire Reorganized Prince George’s Racing Stock pursuant to the MJC Option, the Reorganized Prince George’s Racing Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.14 Treatment of Maryland Jockey Club Stock (Class 50):  On the Effective Date, (a) the Maryland Jockey Club Stock, shall be cancelled and the holder of Maryland Jockey Club Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Maryland Jockey Club Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator; provided, however, that, in the event the MID Transferee elects to acquire Reorganized Maryland Jockey Club Stock pursuant to the MJC Option, the Reorganized Maryland Jockey Club Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.15 Treatment of The Maryland Jockey Club of Baltimore City Stock (Class 51):  On the Effective Date, (a) The Maryland Jockey Club of Baltimore City Stock, shall be cancelled and the holders of The Maryland Jockey Club of Baltimore City Club Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Maryland Jockey Club of Baltimore City Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator; provided, however, that, in the event the MID Transferee elects to acquire Reorganized Maryland Jockey Club of Baltimore City Stock pursuant to the MJC Option, the Reorganized Maryland Jockey Club of Baltimore City Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.16 Treatment of Southern Maryland Racing Stock (Class 52):  On the Effective Date, (a) the Southern Maryland Racing Stock, shall be cancelled and the holder of Southern Maryland Racing Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Southern Maryland Racing Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator; provided, however, that, in the event the MID Transferee elects to acquire Reorganized Southern Maryland Racing Stock pursuant to the MJC Option, the Reorganized Southern Maryland Racing Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.17 Treatment of Southern Maryland AA Stock (Class 53):  On the Effective Date, (a) the Southern Maryland AA Stock, shall be cancelled and the holders of Southern Maryland AA Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Southern Maryland AA Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator; provided, however, that, in the event the MID Transferee elects to acquire Reorganized Southern Maryland AA Stock pursuant to the MJC Option, the Reorganized Southern Maryland AA Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.18 Treatment of Laurel Racing Stock (Class 54):  On the Effective Date, (a) the Laurel Racing Stock, shall be cancelled and the holders of Laurel Racing Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Laurel Racing Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator; provided, however, that, in the event the MID Transferee elects to acquire Reorganized Laurel Racing Stock pursuant to the MJC Option, the Reorganized Laurel

Racing Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.19 Treatment of Laurel Racing Association Stock (Class 55):  On the Effective Date, (a) the Laurel Racing Association Stock, shall be cancelled and the holders of Laurel Racing Association Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Laurel Racing Association Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator; provided, however, that, in the event the MID Transferee elects to acquire Reorganized Laurel Racing Association Stock pursuant to the MJC Option, the Reorganized Laurel Racing Association Stock shall be issued and distributed in accordance with the terms and provisions of Section 6.1 hereof.

17.20 Treatment of MEC Lone Star Stock (Class 56):  On the date the LSP Sale is consummated, MEC Lone Star Stock shall be cancelled and the holder of MEC Lone Star Stock shall not be entitled to, and shall not receive or retain any property or interest in property under the Plan or, in the event that the LSP Sale has not been consummated, and upon the necessary approval of the Texas Racing Commission, the Reorganized MEC Lone Star Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator to be held for the benefit of holders of Non-MJC General Unsecured Claims and MID (or its designee).

17.21 Treatment of Thistledown Stock (Class 57):  On the Effective Date, (a) the Thistledown Stock, shall be cancelled and the holder of Thistledown Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) in the event that the Thistledown Sale has not been consummated, the Reorganized Thistledown Stock shall be issued and transferred to the Thistledown Trust in accordance with the terms and provisions of Section 20.4 hereof.

17.22 Treatment of Old RP Stock (Class 58):  On the Effective Date, (a) the Old RP Stock, shall be cancelled and the holder of Old RP Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Old RP Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator.

17.23 Treatment of MEC Dixon Stock (Class 59):  On the Effective Date, (a) the MEC Dixon Stock, shall be cancelled and the holder of MEC Dixon Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Dixon Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator.

17.24 Treatment of Sunshine Meadows Stock (Class 60):  On the Effective Date, (a) the Sunshine Meadows Stock, shall be cancelled and the holder of Sunshine Meadows Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized Sunshine Meadows Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator.

17.25 Treatment of 30000 Maryland Stock (Class 61):  On the Effective Date, (a) the 30000 Maryland Stock, shall be cancelled and the holder of 30000 Maryland Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized 30000 Maryland Stock shall be issued and distributed to the Reorganized Debtor Plan Administrator; provided, however, that, in the event the MID Transferee elects to acquire Reorganized MEC Maryland Investments Stock pursuant to the AmTote Option, the Reorganized 30000 Maryland Stock shall be issued and distributed to  Reorganized MEC Maryland Investments.

17.26 Treatment of MEC Holdings Stock (Class 62):  On the Effective Date, (a) the MEC Holdings Stock, shall be cancelled and the holder of MEC Holdings Stock shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan and (b) the Reorganized MEC Holdings Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator.

ARTICLE XVIII

PROVISION FOR TREATMENT OF INTERCOMPANY CLAIMS

18.1 On the Effective Date, all Intercompany Claims shall be either (i) discharged and extinguished, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under this Plan, or (ii) contributed to capital, distributed, transferred, setoff or subject to any other arrangement, as determined by the Debtors and MID.  Pursuant to section 1126(f) and 1126(g) of the Bankruptcy Code, the holders of Intercompany Claims against the Debtors are not entitled to vote to accept or reject the Plan.

ARTICLE XIX

PROVISIONS FOR TREATMENT OF
DISPUTED CLAIMS UNDER THE PLAN

19.1 Objections to Claims; Prosecution of Disputed Claims:  The Reorganized Debtors Plan Administrator shall object to the allowance of Claims filed with the Bankruptcy Court with respect to which they dispute liability, priority or amount, including, without limitation, objections to Claims which have been assigned and the assertion of the doctrine of equitable subordination with respect thereto.  All objections, affirmative defenses and counterclaims shall be litigated to Final Order; provided, however, that the Reorganized Debtors Plan Administrator (within such parameters as may be established by the Board of Directors of the Reorganized Debtors) shall have the authority to file, settle, compromise or withdraw any objections to Claims; and, provided, further, that (i) objections and/or settlements, compromises or withdrawal of any objections to the allowance of Non-MJC General Unsecured Claims, 8.55% Note Claims and 7.25% Note Claims shall be made in consultation with the Creditors’ Committee and any costs and expenses incurred by the Reorganized Debtors Plan Administrator in connection therewith shall be funded by Creditor Cash and (ii) objections and/or settlements, compromises or withdrawal of any objections to the allowance of MJC Unsecured Claims,

Administrative Expense Claims, Secured Claims, Priority Tax Claims and Priority Non-Tax Claims shall be made in consultation with MID US Financing and any costs and expenses incurred by the Reorganized Debtors Plan Administrator in connection therewith shall be funded by MID Transferee.  Unless otherwise ordered by the Bankruptcy Court, the Reorganized Debtors Plan Administrator shall file and serve all objections to Claims as soon as practicable, but, in each instance, not later than ninety (90) days following the Effective Date or such later date as may be approved by the Bankruptcy Court.

19.2 Estimation of Claims:  Unless otherwise limited by an order of the Bankruptcy Court, the Reorganized Debtors Plan Administrator, upon consultation with the Creditors’ Committee and MID US Financing, may at any time request the Bankruptcy Court to estimate for final distribution purposes any contingent and/or unliquidated claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to consider any request to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  Unless otherwise provided in an order of the Bankruptcy Court, in the event that the Bankruptcy Court estimates any contingent and/or unliquidated claim, the estimated amount shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court; provided, however, that, if the estimate constitutes the maximum limitation on such Claim, the Debtors or the Reorganized Debtors Plan Administrator, as the case may be, may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim; and, provided, further, that the foregoing is not intended to limit the rights granted by section 502(j) of the Bankruptcy Code.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

19.3 Payments and Distributions on Disputed Claims:

(a) Disputed Claims Reserve:  Subject to the provisions of Section 2.1(d) and 24.2, from and after the Effective Date, and until such time as all Disputed Claims have been compromised and settled or determined by order of the Bankruptcy Court, the Disbursing Agent shall reserve and hold in escrow for the benefit of each holder of a Disputed Claim, Cash, in an amount equal to the distributions which would have been made to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the Disputed Claim Amount, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute and represent the maximum amount in which such Claim may ultimately become an Allowed Claim or (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors Plan Administrator.  Any Cash reserved and held for the benefit of a holder of a Disputed Claim shall be treated as a payment and reduction on account of such Disputed Claim for purposes of Section 24.1 of the Plan and computing any additional amounts to be paid in Cash in the event the Disputed Claim ultimately becomes an Allowed Claim.  Such Cash reserved for the benefit of holders of Disputed Claims shall be either (x) held by the Disbursing Agent, in an interest-bearing account or (y) invested in interest-bearing obligations issued by the

United States Government, or by an agency of the United States Government and guaranteed by the United States Government, and having (in either case) a maturity of not more than thirty (30) days, for the benefit of such holders pending determination of their entitlement thereto under the terms of the Plan.  No payments or distributions shall be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof by Final Order.  For purposes of calculating the KLNF Contingency Fee, the amounts held in reserve for Disputed Claims that consist of Non-MJC General Unsecured Claims shall be adjusted for such fee prior to being placed in reserve.

(b) Allowance of Disputed Claims:  At such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, subject to the provisions of Sections 2.1(d) and 24.2 hereof, the Disbursing Agent shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan together, with any interest that has accrued on the amount of Cash (net of any expenses, including any taxes of the escrow, relating thereto), but only to the extent that such interest is attributable to the amount of the Allowed Claim.  Such distribution, if any, shall be made as soon as practicable after an order or judgment of the Bankruptcy Court is entered allowing such Disputed Claim becomes a Final Order but in no event more than sixty (60) days thereafter.

(c) Tax Treatment of Escrow:  Subject to the receipt of contrary guidance from the IRS or a court of competent jurisdiction (including the receipt by the Disbursing Agent of a private letter ruling requested by the Disbursing Agent, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent, or a condition imposed by the IRS in connection with a private letter ruling requested by the Debtors), the Disbursing Agent shall (i) treat the escrow as one or more disputed ownership funds for federal income tax purposes within the meaning of Treasury Regulations Section 1.468B-9(b)(1) and (ii) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes.  All holders of Allowed Claims shall report, for tax purposes, consistent with the foregoing.

ARTICLE XX

THE OPERATING TRUST

20.1 Establishment of the Trust:  Upon the determination of the Debtors or the Reorganized Debtors, as the case may be, on the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, on their own behalf and on behalf of holders of Allowed Claims in Classes 2 and 7 through 26, shall execute the Operating Trust Agreement and shall take all other steps necessary to establish the Operating Trust.  On such date, or as soon as practicable thereafter, including, without limitation, subject to appropriate or required governmental, agency or other consents, and in accordance with and pursuant to the terms of Section 20.4 hereof, the Debtors or the Reorganized Debtors, as the case may be, shall transfer to the Operating Trust all of their right, title, and interest in the Assets subject to the respective Operating Trust Agreement.

20.2 Purpose of the Operating Trust:  The Operating Trust is intended to be treated, for federal income tax purposes, as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) and shall be established for the sole purpose of holding and liquidating the assets in accordance with the terms and provisions of the Operating Trust Agreement and, except as provided herein, with no objective to continue or engage in the conduct of a trade or business.

20.3 Funding Expenses of the Operating Trust:  In accordance with the Operating Trust Agreement and any agreements entered into in connection therewith, on the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, shall have no obligation to provide any funding with respect to the Operating Trust. Until the Thistledown Sale is consummated and the Creditor Thistledown Sale Proceeds and MID Thistledown Sale Proceeds are distributed in accordance with the provisions set forth herein, the Disbursing Agent, through the use of Creditor Cash and funds from MID US Financing, as applicable, shall fund the costs and expenses incurred by the Thistledown Trustee in connection with the operations of the Assets in the Thistledown Trust, as follows: until the MID Thistledown Sale Funding Termination Date, one hundred percent (100%) from MID US Financing and if the Thistledown Sale has not been consummated by the MID Thistledown Sale Funding Termination Date, thereafter, fifty percent (50%) from Creditor Cash and fifty percent (50%) from MID US Financing, with a reconciliation, solely for amounts funded after the MID Thistledown Sale Funding Termination Date, upon the definitive agreement for the Thistledown Sale on a pro rata basis based upon the non-contingent amount of the Creditor Thistledown Sale Proceeds and MID Thistledown Sale Proceeds and additional reconciliations as additional proceeds are received based on the satisfaction of contingencies, if any, to ensure that the funding provided from the Creditor Cash and by MID US Financing represents a Pro Rata Share based upon the Creditor Thistledown Sale Proceeds and the MID Thistledown Sale Proceeds.

20.4 Transfer of Assets:

(a) The transfer of assets to the Operating Trust shall be made, as provided herein, for the benefit of the holders of Allowed Claims in Classes 2 and 7 through 26, only to the extent such holders in such Classes are entitled to distributions under the Plan.  In partial satisfaction of Allowed Claims in Classes 2 and 7 through 26, the assets subject to the Operating Trust shall be transferred to such holders of Allowed Claims, to be held by the Reorganized Debtors on their behalf.  Immediately thereafter, on behalf of the holders of Allowed Claims in Classes 2 and 7 through 26,  the Debtors or the Reorganized Debtors, as the case may be, shall transfer such assets to the Operating Trust for the benefit of holders of Allowed Claims in Classes 2 and 7 through 26, in accordance with the Plan.

(b) For all federal income tax purposes, all parties (including, without limitation, the Debtors or the Reorganized Debtors, as the case may be, the Operating Trustee and the beneficiaries of the Operating Trust) shall treat the transfer of assets to the Operating Trust in accordance with the terms of the Plan, as a transfer to the holders of Allowed Claims in Classes 2 and 7 through 26,  followed by a transfer by such holders to the Operating Trust and the beneficiaries of the Operating Trust shall be treated as the grantors and owners thereof.  The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

20.5 Valuation of Assets:  Unless otherwise required by applicable law, the value of the assets transferred to the Operating Trust on the Effective Date shall be the purchase price set forth in a binding contract in existence on the Effective Date to purchase the applicable assets; provided, however, that, in the event that any such contract is terminated within thirty (30) days of the Effective Date, the value of such assets shall be the fair market value thereof on the first (1st) business day following such termination.  In the absence of such a binding contract to purchase any asset transferred to the Operating Trust, the value of such asset shall be determined jointly by MID US Financing, the Creditors’ Committee and the Debtors and the Debtors shall notify the Operating Trustee of the value of such assets.  In all circumstances, the Operating Trustee shall apprise, in writing, the beneficiaries of the Operating Trust of the valuation of all assets transferred to the respective Operating Trust.  The valuation shall be used consistently by all parties (including the Debtors, the Reorganized Debtors, the Operating Trustee and the beneficiaries of the Operating Trust) for all federal income tax purposes and to the extent applicable, state and local income tax purposes.

20.6 Investment Powers:  The right and power of the Operating Trustee to invest assets transferred to the Operating Trust, the proceeds thereof, or any income earned by the respective Operating Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 20.7 hereof) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Operating Trustee may expend the assets of the Operating Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Operating Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Operating Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Operating Trust (and to which the assets are otherwise subject) in accordance with the Plan and the Operating Trust Agreement; and, provided, further, that, under no circumstances, shall the Operating Trust segregate the assets of the Operating Trust on the basis of classification of the holders of respective Operating Trust Interests, other than with respect to distributions to be made on account of Disputed Claims in accordance with the provisions hereof.

20.7 Annual Distribution; Withholding:  The Operating Trustee shall distribute at least annually to the holders of respective Operating Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Operating Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Operating Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Operating Trust or in respect of the assets of the Operating Trust), and (iii) to satisfy other liabilities incurred or assumed by the Operating Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Operating Trust Agreement.  All such distributions shall be pro rata based on the number of Operating Trust Interest held by a holder compared with the aggregate number of Operating Trust Interest outstanding, subject to the terms of the Plan and the respective Operating Trust Agreement.  The Operating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Operating Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

20.8 Reporting Duties:

(a) Federal Income Tax:  Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Operating Trustee of a private letter ruling if the Operating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Operating Trustee), the Operating Trustee shall file returns for the Operating Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and in accordance with this Section 20.8.  The Operating Trustee shall also annually send to each holder of a Operating Trust Interest a separate statement setting forth the holder’s share of items of income, gain, loss, deduction or credit and shall instruct all such holders to report such items on their federal income tax returns.

(b) Allocations of Operating Trust Taxable Income:  Allocations of an Operating Trust’s taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Operating Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Operating Trust Interests (treating any holder of a Disputed Claim, for this purpose, as a current holder of a Operating Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Operating Trust (including all distributions held in escrow pending the resolution of Disputed Claims).  Similarly, taxable loss of the Operating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of an Operating Trust.  The tax book value of the assets of an Operating Trust for this purpose shall equal their fair market value on the date such Operating Trust were created or, if later, the date such assets were acquired by the Operating Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

(c) Other:  The Operating Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Operating Trust that are required by any governmental unit.

20.9 Trust Implementation:  On or after the Effective Date, the Operating Trust shall be established and become effective for the benefit of Allowed Claims in Classes 2 and 7 through 26.  The Operating Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of each Operating Trust as a grantor trust for federal income tax purposes.  All parties (including the Debtors or the Reorganized Debtors, as the case may be, the Operating Trustee and holders of Allowed Claims in Classes 2 and 7 through 26) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Operating Trust.

20.10 Registry of Beneficial Interests:  Each Operating Trustee shall maintain a registry of the holders of Operating Trust Interests.

20.11 Termination:  The Operating Trust shall terminate no later than the consummation of the Thistledown Sale, as applicable; provided, however, that, on or prior to such termination, the Bankruptcy Court, upon motion by a party in interest, including, without limitation, the Operating Trustee or any member of the Thistledown Trust Board, may extend the term of the Operating Trust if it is necessary to the liquidation of the assets of such Operating Trust.  Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least two (2) months prior to the expiration of each extended term.

20.12 Non-Transferability or Certification:  Upon the creation of each Operating Trust, the beneficial interests in such Operating Trust shall be allocated on the books and records of such Operating Trust to the appropriate holders thereof, but such interests shall not be certificated and shall not be transferable by the holder thereof except through the laws of descent or distribution or to an affiliate of such holder.

20.13 Applicability to Certain Claims :  In the event that allocations of Operating Trust Interests are made to holders of Allowed Claims in accordance with the provisions of Articles VI, XI through XIII of the Plan, all provisions contained in this Article XX shall be for the benefit of and be applicable to such holders of Allowed Claims, as though set forth in this Article XX in the first instance.

20.14 Post-Effective Date Thistledown Sale Process: In connection with the Thistledown Sale contemplated by Section 20.3(b) hereof, in the event that any offer to purchase either the Reorganized Thistledown Stock or substantially all of the Assets of the Thistledown Trust is conveyed to the Thistledown Trustee, the Creditors’ Committee and MID US Financing will cooperate to maximize the overall value of the sale of the Reorganized Thistledown Stock or the Assets of the Thistledown Trust through an auction; provided, that as long as the non-contingent amount of any offer exceeds Twenty Million Dollars ($20,000,000.00), MID will not object to the Creditors’ Committee’s determination as to which offer constitutes the highest and best offer and provided, lastly, that if the non-contingent amount of any offer is less than Twenty Million Dollars ($20,000,000.00) and the Creditors’ Committee and MID US Financing do not agree on which offer constitutes the highest and best offer (considering non-contingent, contingent and future payments), the Creditors’ Committee and MID US Financing reserve their respective rights to object to the acceptance of any offer for the Reorganized Thistledown Stock or the Assets of the Thistledown Trust.

ARTICLE XXI

PROSECUTION OF CLAIMS HELD BY THE DEBTOR

21.1 Prosecution of Claims:  From and after the Effective Date, MID Transferee, as successor to the rights of the estates of the Debtors, shall have the right to litigate (or abandon) any claims or causes of action that constituted Assets of the Debtors or Debtors in Possession, including, without limitation, any avoidance or recovery actions under sections 541, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, any claims under the Shared Insurance Policies and any other causes of action, rights to payments of claims that may be pending on the Effective Date, to a Final Order, and may compromise and settle such claims, without further approval of the Bankruptcy Court.  The proceeds of any such litigation or settlement shall be solely for the benefit of MID Transferee.

ARTICLE XXII

ACCEPTANCE OR REJECTION OF PLAN; EFFECT
OF REJECTION BY ONE OR MORE CLASSES OF
CLAIMS OR EQUITY INTERESTS

22.1 Impaired Classes to Vote:  Each holder of a Claim or Equity Interest in an impaired Class, not otherwise deemed to have accepted or rejected the Plan in accordance with Section 23.3 of the Plan, shall be entitled to vote separately to accept or reject the Plan.

22.2 Acceptance by Class of Creditors:  An impaired Class of holders of Claims shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan, including Claims estimated for voting purposes.

22.3 Cramdown:  In the event that any impaired Class of Claims or Equity Interests shall fail to accept, or be deemed to reject, the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtors reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code or amend the Plan.

ARTICLE XXIII

IDENTIFICATION OF CLAIMS AND EQUITY
INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN

23.1 Impaired and Unimpaired Classes:  Claims in Classes 1, 4, 27 through 34 are not impaired under the Plan.  Claims and Equity Interests in Classes 2, 3, 5 through 26 and 35 through 62 are impaired under the Plan.

23.2 Impaired Classes Entitled to Vote on Plan:  The Claims in Classes 2, 3, 5 through 26 and 35 are impaired and receiving distributions pursuant to the Plan and are therefore entitled to vote to accept or reject the Plan.

23.3 Claims and Equity Interests Deemed to Reject:  The Claims and Equity Interests in Classes 36 through 62  are not entitled to receive any distributions or retain their Equity Interests pursuant to the Plan, and are deemed to reject the Plan and are not entitled to accept or reject the Plan.

23.4 Controversy Concerning Impairment:  In the event of a controversy as to whether any Class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

ARTICLE XXIV

PROVISIONS REGARDING DISTRIBUTIONS

24.1 Distributions of Cash to Allowed Claims:  Subject to the provisions of Section 24.2 hereof, on the Effective Date, the Disbursing Agent shall distribute to each holder of an Allowed Administrative Expense Claim, Allowed Priority Claim, Allowed Wells Fargo Claim, Allowed PNC Claim, Allowed BMO Claim, Allowed Secured Claim, Allowed Non-MJC General Unsecured Claim, Allowed 8.55% Note Claims, Allowed 7.25% Note Claims or Allowed MJC Claim (or cause to be distributed to each holder of a Disputed Claim in accordance with Section 19.3 hereof) the distributions set forth in Articles III through XIV hereof.

24.2 Sources of Cash for Distribution:  Except as otherwise provided in this Plan or the Confirmation Order, all Cash required for the payments to be made to Allowed Claims shall be from the Debtors’ Cash, the MID Cash Consideration, Committee Litigation Settlement Payment, MID Litigation Cash Consideration, the LSP Sale Proceeds and Thistledown Sale Proceeds.

24.3 Timeliness of Payments:  Any payments or distributions to be made pursuant to the Plan shall be deemed to be timely made if made within fifteen (15) days after the date therefor specified in the Plan.  Whenever any distribution to be made under this Plan shall be due on a day other than a Business Day, such distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.

24.4 Distributions by the Disbursing Agent:  All distributions to be made pursuant to the Plan shall be made by the Disbursing Agent at the direction of the Reorganized Debtors, the Creditors’ Committee or MID Transferee, as applicable.  The Disbursing Agent shall be deemed to hold all property to be distributed hereunder in trust for the Persons entitled to receive the same.  The Disbursing Agent shall not hold an economic or beneficial interest in such property.

24.5 Manner of Payment under the Plan:  Unless the Entity receiving a payment agrees otherwise, any payment in Cash to be made pursuant to this Plan, at the election of the Disbursing Agent, by check drawn on a domestic bank or by wire transfer from a domestic bank; provided, however, that no Cash payments shall be made to a holder of an Allowed Claim until such time, if ever, as the amount payable thereto is equal to or greater than Ten Dollars ($10.00).

24.6 Delivery of Distributions:  Subject to the provisions of Rule 9010 of the Bankruptcy Rules, and except as provided in Section 24.5 of the Plan, distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on a proof of claim filed by such holder, or at the last known address of such a holder if no proof of claim is filed or if the Debtors have been notified in writing of a change of address.

24.7 Undeliverable Distributions:

(a) Holding of Undeliverable Distributions:  If any distribution to any holder is returned to the Reorganized Debtors as undeliverable, no further distributions shall be made to such holder unless and until the Reorganized Debtors are notified, in writing, of such holder’s then-current address.  Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable.  All Entities ultimately receiving undeliverable Cash shall not be entitled to any interest or other accruals of any kind.  Nothing contained in the Plan shall require the Reorganized Debtors to attempt to locate any holder of an Allowed Claim.

(b) Failure to Claim Undeliverable Distributions:  On or about the six (6) month anniversary of the Effective Date, the Reorganized Debtors shall file a list with the Bankruptcy Court setting forth the names of those Entities for which distributions have been made hereunder and have been returned as undeliverable as of the date thereof.  Any holder of an Allowed Claim that does not assert its rights pursuant to the Plan to receive a distribution within one (1) year from and after the Effective Date shall have its entitlement to such undeliverable distribution discharged and shall be forever barred from asserting any entitlement pursuant to the Plan against the Reorganized Debtors or their property.  In such case, any consideration held for distribution on account of such Claim shall revert to the Disbursing Agent for purposes of (i) calculating and distributing “Creditor Cash” to the extent such undeliverable distribution is on account of an Allowed Non-MJC General Unsecured Claim, Allowed 8.55% Note Claim, and Allowed 7.25% Note Claim or (ii) distributing to MID Transferee to the extent such undeliverable distribution is on account of an Allowed Administrative Expense Claim, Allowed Priority Tax Claim, Allowed Priority Non-Tax Claim or Allowed MJC Claim.

24.8 Indenture Trustee:

(a) The Indenture Trustee shall be deemed to be the holder of all 8.55% Note Claims and 7.25% Note Claims for purposes of distributions to be made hereunder, and all distributions on account of such notes shall be made to or on behalf of the Indenture Trustee.  The Indenture Trustee shall hold or direct such distributions for the benefit of the holders of record of Allowed Subordinated Note Claims.

(b) To the extent that the MID Litigation Consideration is insufficient to compensate the reasonable fees and expenses of the Indenture Trustee, the Indenture Trustee shall be paid in Cash on the Effective Date from the distributions otherwise allocable to holders of record of Allowed 8.55% Note Claims and Allowed 7.25% Note Claims.

24.9 Compliance with Tax Requirements:  The Reorganized Debtors shall comply with all applicable tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

24.10 Time Bar to Cash Payments:  Checks issued by the Reorganized Debtors on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof.  Requests for reissuance of any check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim with respect to which such check originally was issued.  Any claim in respect of a voided check shall be made on or before the later of (a) the first (1st) anniversary of the Effective Date or (b) ninety (90) days after the date of issuance of such check, if such check represents a final distribution hereunder on account of such Claim.  After such date, all Claims in respect of voided checks shall be discharged and forever barred and all monies related thereto shall be remitted to (i) the Disbursing Agent for purposes of calculating and distributing as “Creditor Cash,” to the extent relating to Non-MJC General Unsecured Claims, 8.55% Note Claim, and 7.25% Note Claim and (ii) MID Transferee, to the extent relating to MJC Claims, Administrative Claims, Priority Non-Tax Claims or Priority Tax Claims.

24.11 Distributions After Effective Date:  Distributions made after the Effective Date to holders of Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims shall be deemed to have been made in accordance with the terms and provisions of Section 24.1 of the Plan.

24.12 Setoffs:  The Disbursing Agent, solely as agent for MID Transferee, may, pursuant to applicable bankruptcy or non-bankruptcy law, set off against any Allowed MJC Claim, Allowed Administrative Claim, Allowed Priority Non-Tax Claim or Allowed Priority Tax Claim and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by MID Transferee of any such claims, rights and causes of action that MID Transferee may possess against such holder; and, provided, further, that nothing contained herein is intended to limit the ability of any Creditor to effectuate rights of setoff or recoupment preserved or permitted by the provisions of sections 553, 555, 559 or 560 of the Bankruptcy Code or pursuant to the common law right of recoupment.

24.13 Allocation of Plan Distributions Between Principal and Interest:  To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest or original issue discount.  The Assets of Gulfstream Park Racing, the Reorganized GPRA Commercial Stock and the Reorganized Gulfstream Park Racing Stock transferred to the MID Transferee in satisfaction of the MID Claims shall be treated as first satisfying all or a portion of the principal amount of the Gulfstream Park Claim (as determined for federal income tax purposes). To the extent such transfers are insufficient to satisfy the full principal amount of the Gulfstream Park Claim, (as determined for federal income tax purposes), the remaining distributions to the MID Transferee in satisfaction of the MID Claims shall be treated as first satisfying the principal amount of the Gulfstream Park Claim (as determined for federal income tax purposes) and, thereafter, shall be treated as satisfying the remaining MID Claims in accordance with the first sentence of this Section 24.13.  All of the parties (including, without limitation, the Debtors or the Reorganized Debtors) agree to report such transfers consistently with the foregoing for federal, state and local income tax purposes.

24.14 Exemption from Securities Law:  To the fullest extent provided for in section 1145 of the Bankruptcy Code, the issuance of the Equity Interests of the Reorganized Debtors, and, to the extent considered securities, the Thistledown Trust Interests, on account of, and in exchange for, the Claims against the Debtors shall be exempt from registration pursuant to section 5 of the Securities Act of 1933 and any other applicable non-bankruptcy law or regulation.

ARTICLE XXV

CREDITORS’ COMMITTEE

25.1 Dissolution of the Creditors’ Committee:  On the later of the first (1st) Business Day thirty (30) days following (a) the Effective Date and (b) the date upon which the Reorganized Debtors or the Operating Trustee, as applicable, have received payment in full of the LSP Sale Proceeds and Thistledown Sale Proceeds, and provided that initial payments to holders of Allowed Non-MJC Unsecured Claims Allowed 8.55% Note Claims, and Allowed 7.25% Note Claims, have been made in accordance with Articles XI and XII of the Plan, the Creditors’ Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the reorganization, and the retention or employment of the Creditors’ Committee’s attorneys, accountants and other agents, if any, shall terminate other than for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith.

ARTICLE XXVI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

26.1 Assumption and Assignment of Executory Contracts and Unexpired Leases:  On the Effective Date, the Debtors shall reject all executory contracts and unexpired leases that (i) have not previously been assumed and assigned or rejected with the approval of the Bankruptcy Court, (ii) are not as of the Confirmation Date the subject of a motion to assume or reject, (iii) have not expired by their own terms on or prior to the Confirmation Date (iv) are not listed on the Schedule of “Assumed and Assigned Executory Contracts and Unexpired Leases” filed with the Bankruptcy Court, and served on parties whose executory contracts and unexpired leases are intended to be assumed, seven (7) days prior to the Ballot Date, which executory contracts and unexpired leases will be assumed and assigned  to MID Transferee as of the

Effective Date; provided, however, that notwithstanding the foregoing, executory contracts and unexpired leases relating to the operations of MEC Lone Star or Thistledown shall be set forth on a schedule filed with the Plan Supplement (the “LSP/Thistledown Schedule”) and such executory contracts and unexpired leases shall be assumed and assigned upon the consummation of the LSP Sale and/or Thistledown Sale.  Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and assignments and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  The Debtors or Reorganized Debtors, as applicable, as directed by MID Transferee, reserve the right to modify and amend the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases to add or delete any executory contracts or unexpired leases therefrom or modify any cure amount at any time through and including fifteen (15) days after the Effective Date. The Debtors shall provide any amendments to the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases to the parties to the executory contracts and unexpired leases.

26.2 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases:

(a) The Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases shall designate the cure amount owing with respect to each such executory contract and unexpired lease to be assumed pursuant to Section 26.1 hereof.  Any monetary amounts required as cure payments on each executory contract and unexpired lease to be assumed and assigned to MID Transferee pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment by MID Transferee of the cure amount in Cash on the later of Effective Date or as soon as practicable after resolution of any dispute as to such cure amount, or on such other terms and dates as the parties to such executory contracts or unexpired leases otherwise may agree.  In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of MID Transferee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption arises, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be subject to the jurisdiction of the Bankruptcy Court and made following the entry of a Final Order resolving such dispute; provided, however, that any objections to the cure amount listed on the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases must be filed the later of (i) thirty (30) days after any amendment to  the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases has been filed or (ii) thirty (30) days after the Effective Date.

(b) The LSP/Thistledown Schedule shall designate the cure amount owing with respect to each such executory contract and unexpired lease to be assumed pursuant to Section 26.1 hereof.  Any monetary amounts required as cure payments on each executory contract and unexpired lease on the LSP/Thistledown Schedule pursuant to the Plan shall be satisfied, from the LSP Sale Proceeds or by the purchaser, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the later of consummation of the LSP Sale or the Thistledown Sale, as applicable, or as soon as practicable after resolution of any dispute as to such cure amount, or on such other terms and dates as the parties to such executory contracts or unexpired leases otherwise may agree.  In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of the assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption arises, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be subject to the jurisdiction of the Bankruptcy Court and made following the entry of a Final Order resolving such dispute; provided, however, that any objections to the cure amount listed on the LSP/Thistledown Schedule must be filed thirty (30) days after the Effective Date.

26.3 Modifications, Amendments, Supplements, Restatements or Other Agreements:

(a) Unless otherwise provided by this Plan or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed, whether or not such executory contract or unexpired lease relates to the use, acquisition or occupancy of real property, shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights in remedy related to such premises, unless any of the foregoing agreements has been or is rejected pursuant to an order of the Bankruptcy Court or is otherwise rejected as part of this Plan.

(b) Modifications, amendments, supplements and restatements to pre-petition executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases and actions taken in accordance therewith, (i) do not alter in any way the pre-petition nature of the executory contracts and unexpired leases, or the validity, priority or amount of any Claims against the Debtors that may arise under the same, (ii) are not and do not create post-petition contracts or leases, (iii) do not elevate to administrative expense priority any Claims of the counterparties to the executory contracts and unexpired leases against any of the Debtors and (iv) do not entitle any entity to a Claim under any section of the Bankruptcy Code on account of the difference between the terms of any pre-petition executory contracts or unexpired leases and subsequent modifications, amendments, supplements or restatements.

26.4 Rejection Damage Claims:  If the rejection of an executory contract or unexpired lease by the Debtors hereunder results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or its properties or agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon attorneys for the Debtors on or before thirty (30) days after the later to occur of (a) the Confirmation Date and (b) notice of an amendment to the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases.

26.5 Indemnification and Reimbursement Obligations:  For purposes of the Plan, (a) the obligations of the Debtors to indemnify and reimburse their directors or officers that were directors or officers, respectively, on or prior to the Petition Date, including, with respect to W. Thomas Hodgson, the obligations of the Debtors to indemnify W. Thomas Hodgson pursuant to the Consulting Agreement, dated August 7, 2007 between W. Thomas Hodgson and Magna

Entertainment, shall be assumed by the Reorganized Debtors and MID and (b) indemnification obligations of the Debtors arising from services as officers and directors during the period from and after the Petition Date shall be Administrative Expense Claims to the extent previously authorized by a Final Order. Nothing in the foregoing shall in any way limit the Debtors’ indemnification of the Individual Defendants for their liability in connection with the Individual Defendant Claims as set forth in Article II.

ARTICLE XXVII

RIGHTS AND POWERS OF DISBURSING AGENT

27.1 Exculpation:  From and after the Effective Date, the Disbursing Agent, in its capacity as such, shall be exculpated by all Persons and Entities, including, without limitation, holders of Claims and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct of such Disbursing Agent.  No holder of a Claim or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making payments in accordance with the Plan or for implementing the provisions of the Plan.

27.2 Powers of the Disbursing Agent:  The Disbursing Agent shall be empowered to (a) take all steps and execute all instruments and documents necessary to effectuate the Plan, (b) make distributions contemplated by the Plan, (c) comply with the Plan and the obligations thereunder, and (d) exercise such other powers as may be vested in the Disbursing Agent pursuant to order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

27.3 Fees and Expenses Incurred From and After the Effective Date:  Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent from and after the Effective Date and any reasonable compensation and expense reimbursement claims, including, without limitation, reasonable fees and expenses of counsel, made by the Disbursing Agent, shall be paid proportionately from Creditor Cash and funds of the MID Transferee based on amounts attributable to each constituency as a result of use without further order of the Bankruptcy Court within fifteen (15) days of submission of an invoice by the Disbursing Agent.  In the event that the Creditors’ Committee or MID Transferee objects to the payment of such invoice for post-Effective Date fees and expenses, in whole or in part, and the parties cannot resolve such objection after good faith negotiations, the Bankruptcy Court shall retain jurisdiction to make a determination as to the extent to which the invoice shall be paid by the Creditors’ Committee or MID Transferee.

ARTICLE XXVIII

THE REORGANIZED DEBTORS PLAN ADMINISTRATOR

28.1 Appointment of Reorganized Debtor Plan Administrator:  On the Effective Date, compliance with the provisions of the Plan shall become the general responsibility of the Reorganized Debtor Plan Administrator, an employee of the Reorganized Debtors, pursuant to and in accordance with the provisions of the Plan and the Reorganized Debtor Plan Administration Agreement.

28.2 Responsibilities of the Reorganized Debtor Plan Administrator:  In accordance with the Reorganized Debtor Plan Administration Agreement, the responsibilities of the Reorganized Debtor Plan Administrator shall include (a) facilitating the Reorganized Debtors’ prosecution or settlement of objections to and estimations of Claims, (b) if requested by MID Transferee, prosecution or settlement of claims and causes of action held by the Debtors and Debtors in Possession, (c) calculating and assisting the Disbursing Agent in implementing all distributions in accordance with the Plan, (d) except as otherwise provided in Section 34.4 of the Plan, filing all required tax returns and paying taxes and all other obligations on behalf of the Reorganized Debtors from funds held by the Reorganized Debtors, (e) periodic reporting to the Bankruptcy Court, of the status of the Claims resolution process, distributions on Allowed Claims and if requested by MID Transferee, prosecution of causes of action, and (f) such other responsibilities as may be vested in the Reorganized Debtor Plan Administrator pursuant to the Plan, the Reorganized Debtor Plan Administration Agreement or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan.

28.3 Powers of the Reorganized Debtor Plan Administrator:  The powers of the Reorganized Debtor Plan Administrator shall, without any further Bankruptcy Court approval in each of the following cases, include (a) the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by the Reorganized Debtors from funds held by the Reorganized Debtor Plan Administrator and/or the Reorganized Debtors in accordance with the Plan, (b) if requested by MID Transferee, the power to compromise and settle claims and causes of action on behalf of or against the Reorganized Debtors and (c) such other powers as may be vested in or assumed by the Reorganized Debtor Plan Administrator pursuant to the Plan, the Reorganized Debtor Plan Administration Agreement or as may be deemed necessary and proper to carry out the provisions of the Plan; provided, however, that any compromise and settlement of Non-MJC General Unsecured Claims shall be in consultation with the Creditors’ Committee.

28.4 Compensation of the Reorganized Debtor Plan Administrator:  In addition to reimbursement for actual out-of-pocket expenses incurred by the Reorganized Debtor Plan Administrator, the Reorganized Debtor Plan Administrator shall be entitled to receive reasonable compensation for services rendered on behalf of the Reorganized Debtors in an amount and on such terms as may be reflected in the Reorganized Debtor Plan Administration Agreement.

28.5 Termination of Reorganized Debtor Plan Administrator:  The duties, responsibilities and powers of the Reorganized Debtor Plan Administrator shall terminate pursuant to the terms of the Reorganized Debtor Plan Administration Agreement.

ARTICLE XXIX

CONDITIONS PRECEDENT TO EFFECTIVE DATE OF
THE PLAN; IMPLEMENTATION PROVISIONS

29.1 Conditions Precedent to Effective Date of the Plan:  The occurrence of the Effective Date and the substantial consummation of the Plan are subject to satisfaction of the following conditions precedent:

(a) Entry of the Confirmation Order.  The Clerk of the Bankruptcy Court shall have entered the Confirmation Order, in form and substance reasonably satisfactory to the Debtors and the Creditors’ Committee, and the Confirmation Order shall have become a Final Order.

(b) Effective Date.  The Effective Date shall occur on or before April 30, 2010.

(c) Plan Support Agreement Still in Effect.  The Plan Support Agreement shall not have terminated in accordance with the terms thereof.

(d) Regulatory Approvals.  MID, MID Transferee and the Reorganized Debtors shall have received the following authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are necessary to implement the Plan and that are required by law, regulations or order, including those set forth on Exhibit C hereto.

(e) Formation Agreement Claims and Formation Agreement Guarantee Claims.  The Bankruptcy Court shall have entered an order resolving the Debtors’ objections to the Formation Agreement Claims and Formation Agreement Guarantee Claims by the Confirmation Date.

(f) Alameda Adversary.  The Bankruptcy Court shall have entered an order resolving the Alameda Adversary by the Confirmation Date.

(g) Red Rock Adversary.  The Bankruptcy Court shall have entered an order resolving the Red Rock Adversary by the Confirmation Date.

(h) MID Asset Transfer Agreement.  The MID Asset Transfer Agreement among MID Transferee, MEC Canada, MEC Media and, subject to the exercise of the XpressBet Option, XpressBet, shall be executed and delivered with respect to the MID Non-Debtor Assets.

(i) Consents.  The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are necessary to implement the Plan and that are required by law, regulation or order.

(j) Execution of Documents; Other Actions.  All other actions and documents necessary to implement the Plan shall have been effected or executed, including, but not limited to the Reorganized Plan Administrator Agreement and the Operating Trust Agreement, if applicable.

29.2 Waiver of Conditions Precedent:  To the extent practicable and legally permissible, each of the conditions precedent in Section 29.1, may be waived, in whole or in part, only with the approval of the Debtors, the Creditors’ Committee and MID US Financing.  Any such waiver of a condition precedent may be effected at any time by filing a notice thereof with the Bankruptcy Court.

ARTICLE XXX

RETENTION OF JURISDICTION

30.1 Retention of Jurisdiction:  The Bankruptcy Court shall retain and have exclusive jurisdiction over any matter arising under the Bankruptcy Code, arising in or related to the Chapter 11 Cases or the Plan, or that relates to the following:

(a) to resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date of the Plan, to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed;

(b) to enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, unless any such agreements or documents contain express enforcement and dispute resolution provisions to the contrary, in which case, such provisions shall govern;

(c) to determine any and all motions, adversary proceedings, applications and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Reorganized Debtors prior to or after the Effective Date;

(d) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(e) to hear and determine any timely objections to Administrative Expense Claims or to proofs of Claim filed, both before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow, disallow, determine, liquidate, classify, estimate or establish the priority of or secured or unsecured status of any Claim, in whole or in part;

(f) to resolve any matters related to the assets of the LSP Trust or Thistledown Trust, including the disposition thereof, to the extent that the Operating Trust is established;

(g) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed or vacated;

(h) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(i) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

(j) to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

(k) except to the extent provided in Section 30.1(b) of the Plan, to hear and determine disputes arising in connection with or relating to the Plan or the interpretation, implementation, or enforcement of the Plan or the extent of any Entity’s obligations incurred in connection with or released under the Plan;

(l) to issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan;

(m) except to the extent provided in Section 30.1(b) of the Plan, to determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan or the Disclosure Statement;

(n) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(o) to hear any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code; and

(p) to enter a final decree closing the Chapter 11 Cases;

provided, however, that the foregoing is not intended to (1) expand the Bankruptcy Court’s jurisdiction beyond that allowed by applicable law, (2) impair the rights of an Entity to (i) invoke the jurisdiction of a court, commission or tribunal with respect to matters relating to a governmental unit’s police and regulatory powers and (ii) contest the invocation of any such jurisdiction; provided, however, that the invocation of such jurisdiction, if granted, shall not extend to the allowance or priority of Claims or the enforcement of any money judgment against the Debtors or the Reorganized Debtors, as the case may be, entered by such court, commission or tribunal, or (3) impair the rights of an Entity to (i) seek the withdrawal of the reference in accordance with 28 U.S.C. § 157(d) and (ii) contest any request for the withdrawal of reference in accordance with 28 U.S.C. § 157(d).

ARTICLE XXXI

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

31.1 Modification of Plan:  Proponents, acting jointly, reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules in the event any amendment or modification would materially adversely affect the substance of the economic and governance provisions set forth in the Plan, to amend or modify the Plan or any exhibits to the Plan at any time prior to the entry of the Confirmation Order.  Upon entry of the Confirmation Order, the Proponents, acting jointly, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.  Any amendment or modification contemplated in this Section 31.1 shall require the consent of the Debtors, the Creditors’ Committee and MID.

31.2 Revocation or Withdrawal:

(a) The Plan may be revoked or withdrawn prior to the Confirmation Date by the Proponents, acting jointly.

(b) If the Plan is revoked or withdrawn prior to the Confirmation Date, or if the Plan does not become effective for any reason whatsoever, then the Plan shall be deemed null and void.  In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by the Debtors or any other Entity, including, without limitation, the Creditors’ Committee with respect to the Committee Litigation, or to prejudice in any manner the rights of the Debtors or any other Entity in any further proceedings involving the Debtors.

ARTICLE XXXII

PROVISION FOR MANAGEMENT

32.1 Reorganized Debtors Directors:  From and after the Effective Date, the board of directors of the Reorganized Debtors shall consist of William Ford and Blake Tohana.  Except as set forth herein, provisions regarding members of the Reorganized Debtors Board of Directors shall be as set forth in the Reorganized Debtors By-laws.

ARTICLE XXXIII

ARTICLES OF INCORPORATION AND BY-LAWS
OF THE DEBTOR; CORPORATE ACTION

33.1 Amendment of Articles of Incorporation/Charter:  On or prior to the Effective Date, the Debtors shall file the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws under the general supervision of the Office of the Attorney General.

33.2 Corporate Action:  On the Effective Date, the adoption of the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of the Debtors or the Reorganized Debtors.  The cancellation of all Equity Interests, Subordinated Notes, employment agreements, and other matters provided under the Plan involving the corporate structure of the Reorganized Debtors or corporate action by the Reorganized Debtors shall be deemed to have occurred, be authorized, and shall be in effect without requiring further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of the Debtors or the Reorganized Debtors.  Without limiting the foregoing, from and after the Confirmation Date, the Debtors, and the Reorganized Debtors may take any and all actions deemed appropriate in order to consummate the transactions contemplated herein.

33.3 Issuance of Equity Interests in the Reorganized Debtors:  The issuance of Equity Interests in the Reorganized Debtors is authorized without the need for any further corporate action.  Immediately prior to or on the Effective Date, all MID Reorganized Stock shall be distributed to the holder of  the MID Claims pursuant to the Plan.

33.4 Cancellation of Existing Securities and Agreements:  On the Effective Date, the 7.25% Indenture, the 7.25% Notes, the 8.55% Indenture, the 8.55% Notes and the Equity Interests in the Debtors shall be cancelled; provided, however, the 7.25% Indenture and the 8.55% Indenture shall continue in effect solely for the purpose of (i) allowing the holders of the Allowed 8.55% Note Claims and Allowed 7.25% Note Claims to receive their distributions hereunder and (ii) permitting the Indenture Trustee to maintain any rights or Liens it may have for fees, costs and expenses under the 7.25% Indenture and the 8.55% Indenture to the extent that such amounts are not satisfied pursuant to Section 24.8(b) hereof.

33.5 Surrender of Existing Securities:  As soon as practicable, on or after the Effective Date, each holder of an 8.55% Note Claim and 7.25% Note Claim shall surrender its Subordinate Note(s) to the Indenture Trustee or in the event such Subordinated Note(s) are held in the name of, or by nominees of, The Depository Trust Company, Euroclear S.A./N.V. or Clearstream International, as applicable, the Reorganized Debtors shall seek the cooperation of The Depository Trust Company to provide appropriate instructions to the Indenture Trustee.  No distributions under the Plan shall be made for or on behalf of such holder unless and until (a) such Subordinated Note is received by the Indenture Trustee, (b) the Indenture Trustee receives appropriate instructions from The Depository Trust Company, Euroclear S.A./N.V. or

Clearstream International, as applicable, or (c) the loss, theft or destruction of such Subordinated Note is established to the reasonable satisfaction of the Indenture Trustee, which such satisfaction may require such holder to submit (1) a lost instrument affidavit and (2) an indemnity bond holding the Debtors, the Reorganized Debtors, and the Indenture Trustee harmless in respect of such Subordinated Note and any distributions made thereof.  Upon compliance with this Section by a holder of the 8.55% Note Claim and 7.25% Note Claim, such holder shall, for all purposes under the Plan, be deemed to have surrendered such note.  Any holder that fails to surrender such Subordinated Note or fails to satisfactorily explain its non-availability to the Indenture Trustee within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtors and the Reorganized Debtors (or their property) or the Indenture Trustee in respect of such Claim and shall not participate in any distribution under the Plan.  All property in respect of such forfeited distributions, including interest thereon, shall be promptly returned to the Reorganized Debtors by the Indenture Trustee and any such note shall be cancelled.

33.6 Cancellation of Liens:  Except as otherwise provided in the Plan, upon the occurrence of the Effective Date, any Lien securing any Secured Claim that is satisfied in full and discharged hereunder shall be deemed released, and the holder of such Secured Claim shall be authorized and directed to release any Collateral or other property of the Debtors (including any cash collateral) held by such holder and to take such actions as may be requested by the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases as may be requested by the Reorganized Debtors.

ARTICLE XXXIV

CERTAIN TAX MATTERS

34.1 Exemption from Transfer Taxes:  Pursuant to section 1146(a) of the Bankruptcy Code, the creation of any mortgage, deed of trust, or other security interest, the issuance, transfer or exchange of any securities, instruments or documents the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the transfers to MID Transferee contemplated by Section 6.1 hereof and the sale of the Assets in the Operating Trust, shall not be subject to any stamp, real estates transfer, mortgage recording or other similar tax.  The Confirmation Order shall direct the appropriate federal, state and/or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

34.2 Tax Election:

(a) Magna Entertainment shall make a timely and valid election pursuant to Treasury Regulation Section 1.1502-36(d)(6)(i)(A) to reduce the basis of the stock of Reorganized Debtors transferred to MID Transferee or one of its affiliates pursuant to the Plan to the extent necessary to prevent any attribute reduction pursuant to Treasury Regulation Section 1.1502-36(d)(6).

(b) The Debtors shall not make an election pursuant to IRC Section 108(b)(5) to apply any portion of the reduction of tax attributes under IRC Section 108(b)(1) first to the basis of depreciable property.

34.3 Tax Refunds:  On the Effective Date, the Debtors (other than any Debtor that, on the Effective Date, will issue MID Reorganized Debtor Stock to the MID Transferee or to any entity that will be transferred to the MID Transferee pursuant to Section 6.1 hereof) shall assign to MID US Financing their respective rights to the proceeds of any refund for taxes (including any interest received thereon) that are attributable to tax periods (or portions thereof) ending prior to the Effective Date.

34.4 Designation of Substitute Agent: On the Effective Date, Magna Entertainment shall (a) designate Reorganized Gulfstream Park Racing as (i) its agent to take any and all actions necessary or incidental to the preparation and filing by Reorganized Magna Entertainment of any tax returns required to be filed by Reorganized Magna Entertainment after the Effective Date, including, without limitation, the execution of any necessary authorizations and powers of attorney and (ii) “substitute agent” (pursuant to Treasury Regulation Section 1.1502-77(d)), and any similar provisions of applicable state income or franchise tax laws, and shall take any and all actions necessary to obtain the approval of such designation by the IRS, or any other relevant taxing authority, prior to the Effective Date and (b) provide, or cause to be provided, to the MID Transferee one or more complete, valid and properly executed powers of attorney authorizing the MID Transferee to take any and all actions necessary or incidental to the preparation and filing of any tax returns required to be filed after the Effective Date by or with respect to the Debtors or the Reorganized Debtors (other than any Debtor that, on the Effective Date, will issue MID Reorganized Debtor Stock to the MID Transferee or to any entity that will be transferred to the MID Transferee pursuant to Section 6.1 hereof) to the extent that Reorganized Gulfstream Park Racing does not receive such authority pursuant to clause (a) of this Section 34.4.

ARTICLE XXXV

MISCELLANEOUS PROVISIONS

35.1 Discharge of Claims and Termination of Equity Interests.

(a) Except as expressly provided in the Plan or the Confirmation Order, all distributions and rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan shall be, and shall be deemed to be, in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and of all Equity Interests, or other rights of a holder of an Equity Interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and estates, or interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, or Interests or other rights of a holder of an equity security or other ownership interest, and upon the Effective Date, the Debtors and the Reorganized Debtors shall (i) be deemed discharged under Section 1141(d)(1)(A) of the Bankruptcy Code and released from any and all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Interests or other rights of a holder of an equity security or other ownership interest, of any nature whatsoever, including, without limitation, liabilities that arose before the Effective Date (including prior to the Petition Date), and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code (or is otherwise resolved), or (c) the Holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate and cancel all rights of any equity security holder in any of the Debtors and all Equity Interests.

(b) Except as expressly provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against each of the Debtors, the Debtors’ respective assets, property and Estates, the Reorganized Debtors, the Creditors’ Committee, MID, MID Transferee and their respective Related Persons any other or further Claims, or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Equity Interests or other rights of a holder of an Equity Interest, relating to any of the Debtors or Reorganized Debtors or any of their respective assets, property and estates based upon any act, omission, transaction or other activity of any nature that occurred prior to the Effective Date.  In accordance with the foregoing, except as expressly provided in the Plan or the Confirmation Order, the Confirmation Order shall constitute a judicial determination, as of the Effective Date, of the discharge of all such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Interests or other rights of a holder of an Equity Interest and termination of all rights of any such holder in any of the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void and extinguish any judgment obtained against the Debtors, the Reorganized Debtors or MID Transferee or any of their respective assets, property and Estates at any time, to the extent such judgment is related to a discharged Claim, debt or liability or terminated right of any holder of any Equity Interest in any of the Debtors or terminated Equity Interest.

35.2 Injunction on Claims:  Except as otherwise expressly provided in the Plan, the Confirmation Order or such other order of the Bankruptcy Court that may be applicable, all Persons or Entities, and each Related Person of such Persons or Entities, who have held, hold or may hold Claims or any other debt or liability that is discharged or Equity Interests or other right of equity interest that is terminated or cancelled pursuant to the Plan, or who have held, hold or may hold Claims or any other debt or liability that is discharged or released pursuant to Sections 35.1 and 35.5 hereof, respectively, are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing, directly or indirectly, in any manner, any action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) of any kind on any such Claim or other debt or liability or Equity Interest that is terminated or cancelled pursuant to the Plan against the Debtors, the Debtors in Possession or the Reorganized Debtors, the Debtors’ estates, or their respective properties, assets or interests in properties, MID Transferee or its respective properties, assets or interests in properties,  (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Debtors in Possession or the Reorganized Debtors, the Debtors’ estates, MID Transferee or their respective properties or interests in properties, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors, the Debtors in Possession or the Reorganized Debtors, the Debtors’ estates, or their respective properties, assets or interests in properties, MID Transferee or its respective properties, assets or interests in properties, and (d) except to the extent provided, permitted or preserved by sections 553, 555, 556, 559 or 560 of the Bankruptcy Code or pursuant to the common law right of recoupment, asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors, the Debtors in Possession or the Reorganized Debtors, or against their respective property or interests in property, or MID Transferee MID Transferee or its respective properties, assets or interests in properties, with respect to any such Claim or other debt or liability that is discharged or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan; provided, however, that such injunction shall not preclude the United States of America, any state or any of their respective police or regulatory agencies from enforcing their police or regulatory powers; provided, further, that, except in connection with a properly filed proof of claim, the foregoing proviso does not permit the United States of America, any State or any of their respective police or regulatory agencies from obtaining any monetary recovery from the Debtors, the Debtors in Possession or the Reorganized Debtors or their respective property or interests in property with respect to any such Claim or other debt or liability that is discharged or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan, including, without limitation, any monetary claim or penalty in furtherance of a police or regulatory power.  Such injunction shall extend to all successors of the Debtors and Debtors in Possession, and their respective properties and interests in property.  Notwithstanding anything to the contrary, including, without limitation, the terms of this Article XXXV, the Plan shall not limit or impair any defenses (including, but not limited to, any rights of setoff preserved or permitted under the Bankruptcy Code or rights of recoupment under applicable law) that have been asserted.

35.3 Integral to Plan:  Each of the discharge, injunction and release provisions provided in this Article XXXV is an integral part of the Plan and is essential to its implementation.  Each of the Debtors, the Reorganized Debtors and MID Transferee shall have the right to independently seek the enforcement of the discharge, injunction and release provisions set forth in this Article XXXV.

35.4 Releases by the Debtors:  Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and the Reorganized Debtors on its own behalf and as representative of its respective estate, and each of their respective Released Parties, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts owing, causes of action, rights, liabilities of any nature whatsoever and remedies of the Debtors’ estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, against the Released

Parties arising from or relating to the period prior to the Effective Date are released by this Plan, including any act, omission or transaction in connection with the Chapter 11 Cases, the Plan, the Disclosure Statement, the Plan Support Agreement, the Committee Litigation and the settlement thereof, that may be asserted by or on behalf of the Debtors or the Reorganized Debtors or their respective estates.

35.5 Voluntary Releases by Holders of Claims .  Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, debt, right, remedy, cause of action or liability of any nature whatsoever, that submitted a Ballot or opt out notice, but did not elect to opt out of the releases contained in this paragraph by marking the appropriate box on the Ballot or opt out notice, as applicable, and each of their Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the Released Parties from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of on account of, in connection with, or in any way related to such Claim (including, without limitation, those arising under the Bankruptcy Code), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and estates, the Chapter 11 Cases or the Plan, the Disclosure Statement, or the Plan Support Agreements, including the matters asserted in the Committee Litigation and the settlement thereof.

35.6 Injunction Related to Releases.  Except as provided in the Plan or the Confirmation Order, as of the Effective Date, (i) all Entities that hold, have held, or may hold a Claim or any other obligation, suit, judgment, debt, right, remedy, causes of action or liability of any nature whatsoever, or any Equity Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is released pursuant to Section 35.5 of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Equity Interests or other rights of a holder of an equity security or other ownership interest: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Entity released under

Section 35.5 hereof; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order; provided, that this provision shall not apply to the rights of the Debtors, Reorganized Debtors or MID Transferee to take any action with respect to any of or all the Shared Insurance Policies.

35.7 Exculpation:  The Debtors, the Reorganized Debtors, MID, MID Islandi, MID US Financing, the Creditors’ Committee and any of their respective directors, officers, officials, employees, members, attorneys, consultants, advisors and agents (acting in such capacity), shall not have or incur any liability to any Entity for any act taken or omitted to be taken in connection with the Chapter 11 Cases (including any actions taken by the Creditors’ Committee after the Effective Date), the formulation, preparation, dissemination, implementation, confirmation or approval of the Plan or any compromises or settlements contained therein, the Disclosure Statement related thereto or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that the foregoing provisions of this Section 35.7 shall not affect the liability of any Entity that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.  Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

35.8 Deemed Consent:  By submitting a Ballot or opt out notice and not electing to withhold consent to the releases of the applicable Released Parties set forth in Section 35.5 of the Plan by marking the appropriate box on the Ballot or opt out notice, each holder of a Claim shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases set forth in Section 35.5 of the Plan.

35.9 No Waiver:  Notwithstanding anything to the contrary contained in Sections 34.4 and 34.5 hereof, the releases and injunctions set forth in such sections shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Reorganized Debtors, the Creditors’ Committee or MID Transferee to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by any of them.

35.10 Supplemental Injunction: Notwithstanding anything contained herein to the contrary, all Persons, including Person acting on their behalf, who currently hold or assert, have held or asserted, or may hold or assert, any Claims or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Equity Interests, or other rights of a holder of an equity security or other ownership interest, against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim against or Equity Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the U.S. or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Equity Interests or other rights of a Holder of an equity security or other ownership interest, arising prior to the Effective Date (including prior to the Petition Date), including, but not limited to:

(a) Commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Equity Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party;

(b) Enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Equity Interests or other rights of a holder of an equity security or other ownership interest;

(c) Creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Equity Interests or other rights of a Holder of an equity security or other ownership interest;

(d) Except as otherwise expressly provided in the Plan or the Confirmation Order, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Equity Interests or other rights of a Holder of an equity security or other ownership interest; and

(e) Taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan, or the Confirmation Order relating to such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Equity Interests or other rights of a holder of an equity security or other ownership interest;

provided, however, that the Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that the Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

35.11 Preservation of Rights of Action:  Except as otherwise provided in the Plan, including, without limitation, Section 20.1 hereof, or in any contract, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain sole and exclusive authority to enforce any claims, rights or causes of action that the Debtors, the Debtors in Possession or their chapter

11 estates may hold against any Entity, including any claims, rights or causes of action arising under sections 541, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code.

35.12 Payment of Statutory Fees:  All fees payable pursuant to section 1930 of title 28 of the United States Code, and, if applicable, any interest payable pursuant to section 3717 of title 31 of the United States Code, as determined by the Bankruptcy Court, shall be paid on the Effective Date or thereafter as and when they become due and owing.

35.13 Retiree Benefits:  From and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the MID Transferee shall assume and pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code) and contribute to the Pension Plans the amount necessary to satisfy the minimum funding standards under sections 302 and 303 of ERISA, 29 U.S.C. §§ 1082 and 1083, and sections 412 and 430 of the Internal Revenue Code, 26 U.S.C. §§ 412 and 430, if any, relating to the Pension Plans, at the level established in accordance with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, and for the duration of the period during which the Debtors have obligated themselves to provide such benefits; provided, however, that the Reorganized Debtors may modify such benefits to the extent permitted by applicable law.  Nothing in the Plan of Reorganization shall be construed as discharging, releasing, or relieving Debtors, or their successors, including the Reorganized Debtors, or any party, in any capacity, from any liability imposed under any law or regulatory provision with respect to the Pension Plans or the Pension Benefit Guaranty Corporation (“PBGC”).  PBGC and the Pension Plans will not be enjoined or precluded from enforcing such liability as a result of any provision of the Plan of Reorganization or the Confirmation Order.

35.14 Preservation of Insurance:  Nothing in the Plan, the Plan Documents or the Confirmation Order, including the discharge and release of Debtors, shall diminish or impair the enforceability of any of the Shared Insurance Policies that may be obligated to provide, coverage for Debtors or other Entities.

35.15 Post-Effective Date Fees and Expenses:  From and after the Effective Date, the Reorganized Debtors and the Creditors’ Committee shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, retain such professionals and pay the reasonable professional fees and expenses incurred by the Reorganized Debtors and/or the Creditors’ Committee related to implementation and consummation of the Plan pursuant to a budget approved by the Creditors’ Committee and the Debtors without further approval from the Bankruptcy Court; provided, however, that, with regards to the Creditors’ Committee’s retention of Blackstone, Blackstone’s compensation for services rendered after the Effective Date shall be limited to the following: Blackstone shall be entitled to compensation in the form of five percent (5%) of the Creditor Thistledown Sale Proceeds in excess of Twenty Million Dollars ($20,000,000.00), if any, after accounting for the reconciliations contemplated by Section 21.3(b) hereof, upon consummation of the Thistledown Sale and as additional proceeds are received based on the satisfaction of contingencies.

35.16 Severability:  If, prior to the Confirmation Date, any term or provision of the Plan shall be held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors, MID and the Creditors’ Committee have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

35.17 Governing Law:  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent that an exhibit hereto or any document to be entered into in connection herewith provides otherwise, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the Delaware, without giving effect to principles of conflicts of laws.

35.18 Notices:  All notices, requests, and demands in connection herewith to be effective shall be in writing, including by facsimile transmission, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Magna Entertainment Corp.
455 Magna Drive, 2nd Floor
Aurora, Ontario L4G 7A9
Attention: Chief Financial Officer
Fax No: (905) 726-2585

With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Brian S. Rosen
Fax No.: (212) 310-8007

MI Developments Inc.
455 Magna Drive, 2nd Floor
Aurora, Ontario  L4G 7A9
Attention: Chief Financial Officer
Fax No.:  (905) 713-6332

With a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY  10019
Attention:  Lee S. Attanasio
Fax No.:  (212) 839-5599

Creditors’ Committee
c/o Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036-2714
Attention:  Kenneth S. Eckstein
Fax No.:  (212) 715-8000

35.19 Closing of Cases:  The Reorganized Debtors shall, promptly upon the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court.

35.20 Section Headings:  The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

35.21 Inconsistencies:  To the extent of any inconsistencies between the information contained in the Disclosure Statement and the terms and provisions of the Plan, the terms and provisions contained herein shall govern.

Dated:	Wilmington, Delaware
April 20, 2010

MAGNA ENTERTAINMENT CORP. AND ITS AFFILIATED DEBTORS

		By:	/s/ William G. Ford
			Name:	William G. Ford
			Title:	Executive Vice President, General Counsel & Secretary

		By:	/s/ Blake Tohana
			Name:	Blake Tohana
			Title:	Executive Vice President & Chief Financial Office

SIDLEY AUSTIN LLP

		By:	/s/ Lee S. Attanasio
			Name:	Lee S. Attanasio
			Title:	Counsel for MI Developments Inc. and MI Developments US Financing Inc.

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

		By:	/s/ Kenneth H. Eckstein
			Name:	Kenneth H. Eckstein
			Title:	Counsel for the Official Committee of Unsecured Creditors

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York  10153
(212) 310-8000

– and –

RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700

Attorneys for Debtors and
Debtors in Possession

SIDLEY AUSTIN LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5300

– and –

YOUNG CONAWAY STARGATT & TAYLOR LLP
The Brandywine Building
1000 East Street, 17th Floor
Wilmington, Delaware 19801
(302) 571-6600

Attorneys for MI Developments US Financing Inc.

KRAMER LEVIN NAFTALIS &
FRANKEL LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100

– and –

PACHULSKI STANG ZIEHL & JONES LLP
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, Delaware 19899-8705
(302) 652-4100

Attorneys for the Official Committee of Unsecured Creditors

Exhibit A

CLASSES OF NON-MJC GENERAL UNSECURED CLAIMS

Class 9 – AmTote International
Class 10 – GPRA Commercial Enterprises, Inc.
Class 11 – Gulfstream Park Racing Association, Inc.
Class 12 – Los Angeles Turf Club, Incorporated
Class 13 – Magna Entertainment
Class 14 – MEC Dixon, Inc.
Class 15 – MEC Land Holdings (California), Inc.
Class 16 – MEC Lone Star, L.P.
Class 17 – MEC Pennsylvania Racing Services, Inc.
Class 18 – Pacific Racing Association
Class 19 – GPRA Thoroughbred Training Center, Inc.
Class 20 – Old RP, Inc. f/k/a, Remington Park, Inc.
Class 21 – Santa Anita Companies, Inc.
Class 22 – Sunshine Meadows Racing, Inc.
Class 23 – Thistledown, Inc.
Class 24 – 30000 Maryland Investments LLC
Class 25 – MEC Holdings (USA), Inc.
Class 26 – MEC Maryland Investments, Inc.

A-1

EXHIBIT B

MJC CLAIMS

Class 27 – Maryland Jockey Club, Inc.
Class 28 – Pimlico Racing Association, Inc.
Class 29 – Prince George’s Racing, Inc.
Class 30 – Southern Maryland Agricultural Association
Class 31 – Southern Maryland Racing, Inc.
Class 32 – The Maryland Jockey Club of Baltimore City, Inc.
Class 33 – Laurel Racing Assoc., Inc.
Class 34 – Laurel Racing Association Limited Partnership

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B-1

EXHIBIT C

Jurisdiction	Name of Licensee/Permit Holder	Facility Affected by License/Permit	Name of License/Permit	Issuing Agency Issuing Agency’s Address
Arizona	AmTote International, Inc.	Tucson Greyhound Park	Totalisator Concessionaire	Arizona Department of Racing 1110 W. Washington, Suite 260 Phoenix, AZ 85007
California	Los Angeles Turf Club, Inc.	Santa Anita Park	Race Meet License	California Horse Racing Board 1010 Hurley Way, Suite 300 Sacramento, CA 95825
California	Los Angeles Turf Club, Inc.	Santa Anita Park	State Liquor License Type 47 On Sale General Eating Place and Type 58 Caterer Permit	California Department of Alcoholic Beverage Control 3810 Rosin Ct. Suite #150 Sacramento, Ca 95834
California	Pacific Racing Association, Inc.	Golden Gate Fields	Race Meet License	California Horse Racing Board 1010 Hurley Way, Suite 300 Sacramento, CA 95825
California	Pacific Racing Association, Inc.	Golden Gate Fields	State Liquor License Type 47-On-Sale General Eating Place and type 58-Caterer Permit	California Department of Alcoholic Beverage Control 3810 Rosin Ct. Suite #150 Sacramento, Ca 95834
California	XpressBet, Inc.	XpressBet	Out-of-State ADW License	California Horse Racing Board 1010 Hurley Way, Suite 300 Sacramento, CA 95825
California	AmTote International, Inc.	AmTote (not for one specific location alone)	Business License	California Horse Racing Board 1010 Hurley Way, Suite 300 Sacramento, CA 95825
Delaware	AmTote International, Inc.	Harrington Raceway & Casino	Business License	State of Delaware Delaware Division of Revenue PO Box 8750 Wilmington, DE 19899-8750
Florida	Gulfstream Park Racing Association, Inc.	Gulfstream Park	Thoroughbred Racing Permit and Cardroom License	Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering Suite 280 1940 North Munroe Street Tallahassee, FL 32399-1037
Florida	Gulfstream Park Racing Association, Inc.	Gulfstream Park	Quarter Horse Racing Permit	Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering Suite 280 1940 North Munroe Street Tallahassee, FL 32399-1037
Florida	Gulfstream Park Racing Association, Inc.	Gulfstream Park	Slots Machine License	Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering Suite 280 1940 North Munroe Street Tallahassee, FL 32399-1037

Jurisdiction	Name of Licensee/Permit Holder	Facility Affected by License/Permit	Name of License/Permit	Issuing Agency Issuing Agency’s Address
Florida	AmTote International, Inc.
Calder Race Course, Miami
Orange Park, Orange Park
Tampa Bay Downs, Oldsmar
Gulfstream Park, Hallandale
Ocala Breeders ITW, Ocala
Orlando Jai Alai, Fern Park
Ocala Jai Alai, Orange Lake
Jefferson C.K.C., Monticello
Jacksonville Kennel Club, Jacksonville
St.Johns Kennel Club, Jacksonville
Flagler Kennel Club, Miami
Pensacola Greyhound, Pensacola
Naples Ft Myers, Bonita Springs
Ebro Greyhound, Ebro
Palm Beach Kennel, West Palm Beach
Tampa Greyhound, Tampa
St. Peterburg Kennel, St.Petersburg
North FL. Hub, OrangePark
			Totalisator Concessionaire	Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering Suite 280 1940 North Munroe Street Tallahassee, FL 32399-1037
Idaho	XpressBet, Inc.	XpressBet	Multi-jurisdictional simulcasting and interactive wagering hub license for Idaho residents	Idaho Racing Commission Department of Law Enforcement P.O. Box 700 700 S Stratford Dr. Meridian, ID 83680
Illinois	AmTote International, Inc.	Fairmont Park, Collinsville Arlington Park, Arlington Heights	Totalisator Concessionaire	Illinois Racing Board 100 W Randolph St Chicago, IL 60601

Jurisdiction	Name of Licensee/Permit Holder	Facility Affected by License/Permit	Name of License/Permit	Issuing Agency Issuing Agency’s Address
Maryland	XpressBet, Inc.	XpressBet	State-based account wagering approval	Maryland Racing Commission 500 North Calvert Street Room 201 Baltimore, MD 02108
Massachusetts	XpressBet, Inc.	XpressBet	State-based account wagering approval	Massachusetts Racing Commission Ashburton Place, Room 1313 Boston, MA 02108
Montana	XpressBet, Inc.	XpressBet	Multi-jurisdictional simulcasting and interactive wagering hub license	Montana Board of Horse Racing P.O. Box 200512 Helena, Montana 59620-0512
Nebraska	AmTote International, Inc.	Fonner Park, Grand Island Lincoln, Lincoln Columbus Races, Columbus Atokad Downs, South Sioux City Horseman Park, Omaha Nebraska State Fair	Totalisator Concessionaire	Nebraska State Racing Commission 301 Centennial Mall S Lincoln, NE 68508
Nevada	MEC MI DEVELOPMENTS	All MEC Tracks	Pari-Mutuel Wagering Pool Participation Approval	Nevada Gaming Control Board 1919 East College Parkway Carson City, NV 89702
New Hampshire	AmTote International, Inc.	Rockingham Park, Salem Seabrook Greyhound, Seabrook NH	Totalisator Concessionaire	New Hampshire Pari-Mutuel Commission 78 Regional Dr # 3 Concord, NH 03301
New York	AmTote International, Inc.	Buffalo Trotting Raceway NYCOTB	Totalisator & Service Provider License	New York State Racing & Wagering Board 1 Broadway Center, Suite 600 Schenectady, NY 12305
North Dakota	AmTote International, Inc.	Lien Games, Fargo	Totalisator Concessionaire	North Dakota Racing Commission 500 N 9th St Bismarck, ND 58501
Ohio	AmTote International, Inc.	Ohio Hub, Grove City River Downs, Cincinnati Beulah Park, Grove City Northfield Park, Northfield Lebanon Raceway, Lebanon Thistledown, North Randall	Totalisator Concessionaire	Ohio State Racing Commission 77 South High Street 18th Floor Columbus, Ohio 43215-6108
Oklahoma	AmTote International, Inc.	Remington Park	Vendor License	OK Horse Racing Comm. Oklahoma City, OK

Jurisdiction	Name of Licensee/Permit Holder	Facility Affected by License/Permit	Name of License/Permit	Issuing Agency Issuing Agency’s Address
Oregon	XpressBet, Inc.	XpressBet	Multi-jurisdictional account wagering hub license	Oregon Racing Commission 800 NE Oregon #11 Suite 310 Portland, OR 97232
Pennsylvania	MEC	The Meadows Racetrack	Principal Entity Approval	Pennsylvania Gaming Control Board P.O. Box 69060, Harrisburg, PA 17106-9060
Pennsylvania	XpressBet, Inc.	XpressBet, Inc.	Vendor’s License	Pennsylvania State Harness Racing Commission 2301 North Cameron Street Room 304 Harrisburg, PA 17110-9408
Pennsylvania	AmTote International, Inc.	The Meadows	Vendor License	PA State Horse Racing Comm. Agriculture Building-Room 204 2301 N. Cameron Street Harrisburg, PA 17110
Texas	AmTote International, Inc.	Corpus Christi Greyhound, Corpus Christi Retama Park, Selma Lone Star, Grand Prairie	Totalisator Concessionaire	Texas Racing Commission 8505 Cross Park Drive Suite 110 Austin, TX 78754
Virginia	XpressBet, Inc.	XpressBet	State-based account wagering license	Virginia Racing Commission 10700 Horsemen’s Road New Kent, Virginia 23124
Virginia	AmTote International, Inc.	Colonial Downs, New Kent	Totalisator Concessionaire	Virginia Racing Commission 10700 Horsemen’s Road New Kent, Virginia 23124
Washington	XpressBet, Inc.	XpressBet	State-based account wagering license	Washington Racing Commission 7912 Martin Way, Suite D Olympia 98506